Exhibit 2.1







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                            SHARE PURCHASE AGREEMENT
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                                     BETWEEN


                SANDRA WILSON, GREG GARRETT, LORNE FINGARSON,
         THE WILSON FAMILY TRUST NO. 1, THE GARRETT FAMILY TRUST NO. 1,
  THE FINGARSON FAMILY TRUST NO. 1, 0740613 B.C. LTD. and 0753831 B.C. LTD.

                                     - and -


                           THE STRIDE RITE CORPORATION


                                      -and


                           STRIDE RITE CANADA LIMITED








                                September 5, 2006

                                TABLE OF CONTENTS

Section       Description                                                   Page

ARTICLE 1 INTERPRETATION.....................................................2
      1.1   Defined Terms....................................................2
      1.2   Currency.........................................................7
      1.3   Sections and Headings............................................7
      1.4   Number, Gender and Persons.......................................7
      1.5   Accounting Principles............................................7
      1.6   Time of Essence..................................................8
      1.7   Construction.....................................................8
      1.8   Knowledge........................................................8
      1.9   Applicable Law...................................................8
      1.10  Severability.....................................................8
      1.11  Waiver...........................................................8
      1.12  Schedules........................................................8

ARTICLE 2 PURCHASE AND SALE..................................................9
      2.1   Purchase and Sale................................................9
      2.2   Purchase Price...................................................9
      2.3   Purchase Price Allocation.......................................10
      2.4   Working Capital Adjustment......................................10
      2.5   Pre-Closing Transactions........................................13

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE VENDORS.....................13
      3.1   Basis of Representations........................................13
      3.2   Representations and Warranties Relating to the
            Vendors Regarding the Purchased Shares..........................13
      3.3   Representations and Warranties Relating to the Robeez
            Group...........................................................15
      3.4   Nature and Survival of Representations and Warranties...........32

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SRCL.................33
      4.1   Basis of Representations........................................33
      4.2   Representations and Warranties of Parent and SRCL...............33
      4.3   Nature and Survival of Representations and Warranties...........34

ARTICLE 5 COVENANTS OF THE VENDORS..........................................34
      5.1   No Shop; Transfer...............................................34
      5.2   Access to the Robeez Group......................................35
      5.3   Delivery of Books and Records...................................35
      5.4   Conduct Prior to Closing........................................35
      5.5   Delivery of Documents...........................................36
      5.6   Notice to Purchaser.............................................36
      5.7   Expenses........................................................36
      5.8   Delivery of Robeez Group Closing Documentation..................36

ARTICLE 6 COVENANTS OF THE PURCHASER........................................37
      6.1   Delivery of the Purchaser's Closing Documentation...............37
      6.2   Tax Returns.....................................................37
      6.3   Expenses........................................................37

ARTICLE 7 CONDITIONS OF CLOSING.............................................37
      7.1   Conditions of Closing in Favour of the Purchaser................37
      7.2   Conditions of Closing in Favour of the Vendors..................38

ARTICLE 8 CLOSING...........................................................39
      8.1   Place of Closing................................................39
      8.2   Deliveries by Vendors at Closing................................39
      8.3   Deliveries by Purchaser at Closing..............................40
      8.4   Closing Escrow..................................................41

ARTICLE 9 INDEMNIFICATION...................................................41
      9.1   Indemnification by the Vendors..................................41
      9.2   Indemnification by the Parent and SRCL..........................42
      9.3   Manner of Payment...............................................42
      9.4   Notice of Third Party Claims....................................42
      9.5   Defence of Third Party Claims...................................42
      9.6   Assistance for Third Party Claims...............................43
      9.7   Failure to Give Timely Notice...................................43
      9.8   Limitations.....................................................44
      9.9   Indemnity Holdback..............................................44
      9.10  All Claims......................................................44
      9.11  Certain Taxes and Fees..........................................45
      9.12  Tax Liabilities.................................................45
      9.13  Principal Indemnities...........................................45
      9.14  Change of Control Holdback......................................45
      9.15  Idealever Holdback..............................................47

ARTICLE 10 GENERAL..........................................................48
      10.1  Confidentiality of Information..................................48
      10.2  Notices.........................................................49
      10.3  Entire Agreement................................................50
      10.4  Tax Information.................................................50
      10.5  Enurement.......................................................50
      10.6  Further Assurances..............................................50
      10.7  Commissions, etc................................................50
      10.8  Disclosure......................................................51
      10.9  Public Announcements............................................51
      10.10 Best Efforts....................................................51
      10.11 Counterparts....................................................52

                            SHARE PURCHASE AGREEMENT

      THIS AGREEMENT made the 5th day of September, 2006,

BETWEEN:

            SANDRA WILSON, of 2468 Berton Place, North Vancouver,
            British Columbia, V7H 2W8 ("Wilson")

AND:

            GREG    GARRETT,    of   752    Sydney    Avenue,
            Coquitlam,  British  Columbia,  V3K 3K2  ("Garrett")

AND:

            LORNE    FINGARSON,    of   20472   -   122B   Avenue,
            Maple    Ridge,     British    Columbia, V2X 1B6 ("Fingarson")

AND:

            0740613 B.C. LTD., a British Columbia company  ("WilsonCo")

AND:

            0753831  B.C.  LTD.,  a British Columbia company  ("FingarsonCo")

AND:

            THE WILSON FAMILY TRUST NO. 1, a trust formed under the laws of British Columbia ("Wilson Trust")

AND:

            THE GARRETT  FAMILY  TRUST NO. 1, a trust formed under
            the  laws  of  British   Columbia  ("Garrett Trust")

AND:

            THE  FINGARSON  FAMILY  TRUST  NO.  1, a trust  formed
            under   the   laws   of British   Columbia ("Fingarson Trust")

            (Wilson, Garrett, Fingarson, WilsonCo, FingarsonCo, Wilson Trust, Garrett Trust and Fingarson Trust, collectively, the "Vendors")

AND:

            THE STRIDE RITE CORPORATION, a corporation incorporated under the laws of the Commonwealth of Massachusetts, United States of America (the "Parent")

AND:

            STRIDE RITE CANADA LIMITED, a corporation amalgamated under the laws of the province of Ontario (the "Purchaser")

WHEREAS:

A. The Vendors own all of the shares in the capital of Robeez Holdings, Robeez International and Robeez US Holdings Ltd. (each as hereinafter defined);

B. The Vendors have agreed to sell or cause to be sold to SRCL and SRCL has agreed to purchase from the Vendors, all of the outstanding shares of Robeez Holdings, Robeez International and Robeez US Holdings Ltd., upon and subject to the terms and conditions set out in this Agreement;

      THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows,
                                    ARTICLE 1
                                 INTERPRETATION

1.1   Defined Terms

      For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to below and grammatical variations of such terms shall have corresponding meanings:

(a) "Act" means the Business Corporations Act (British Columbia), as in effect on the date hereof;

(b)         "Affiliate" has the meaning attributed to that term in the Act;

(c) "Agreement" means this Share Purchase Agreement and all amendments hereto made by written agreement between the parties hereto;

(d)         "Associate" has the meaning attributed to that term in the Act;

(e) "Audited Financial Statements" means the audited financial statements of the Robeez Group as at and for the financial year ended August 31, 2005, including the notes thereto and the report of the auditors thereon, a copy of which are annexed hereto as
            Schedule 1.1(e);

(f) "Business" means the business currently carried on by the Robeez Group, consisting of the manufacturing, marketing and distribution of soft-soled children's footwear and related accessories;

(g) "Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia or the Commonwealth of Massachusetts;

(h)         "CapWest Fee" means $500,268.06;

(i) "Change of Control Holdback" means the sum of $861,743 to be paid by the Purchaser to the Escrow Agent and retained in accordance with the Escrow Agreement and Section 9.14;

(j) "Closing" means the completion of the purchase and sale of the Purchased Shares;

(k)         "Closing Balance Sheet" has the meaning set out in Section 2.5(b);

(l) "Closing Date" means September 5, 2006 or such other date as may be mutually agreed upon by the Vendors and the Purchaser;

(m)         "Closing Time" means 12:00 p.m. (Vancouver, Canada time) on the
            Closing Date;

(n) "Closing Working Capital" of the Robeez Group means the amount (which may be a negative amount) equal to the Current Assets of the Robeez Group less the Current Liabilities of the Robeez Group as reflected on the consolidated balance sheet of the Robeez Group prepared in accordance with GAAP as at the Effective Time on the Closing Date and calculated in accordance with the example set forth in Exhibit 4, which for greater certainty shall not include the amount of the Outstanding Third Party Debt;

(o)         "Code" means the U.S. Internal Revenue Code of 1986;

(p)        "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

(q) "Current Assets", at any date, means the aggregate, without duplication, of cash, cash equivalents, inventory, accounts receivable, other receivables and prepaid expenses;

(r) "Current Liabilities" at any date, means the aggregate, without duplication, of accounts payable, payroll accruals/taxes, commodity taxes payable, taxes payable, and accrued liabilities, but excluding short-term portion of debt, leases and operating credit facilities;

(s) "Disclosure Schedules" means, collectively, all of the Schedules appended to this Agreement and referenced in Section 1.12;

(t)         "Dispute Notice" has the meaning set out in Section 2.5(c);

(u) "Effective Time" means 11:59 p.m. Pacific Daylight Time on the Closing Date or such other time as the Purchaser and the Vendors agree in writing;

(v)         "Employee Plan" has the meaning set out in Section 3.3(v)(ii)(D);

(w) "Encumbrance" means any encumbrance, lien, charge, hypothecate, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption or privilege, whether registered or registrable or whether consensual or arising by operation of law (statutory or otherwise) or any Contract to create any of the foregoing;

(x)         "Escrow Agent" means SunTrust Bank, a Georgia banking corporation;

(y) "Escrow Agreement" means the escrow agreement to be entered into at the Closing between the Purchaser, the Vendors and the Escrow Agent with respect to the Working Capital Escrow Amount, the Change of Control Holdback, Idealever Holdback and the Indemnity Holdback, in the form attached hereto as Exhibit 5;

(z) "GAAP" means, at any time and in respect of any person, accounting principles generally accepted in Canada in respect of the financial statements of such person applied on a basis consistent with those applied in the financial statements of such person for periods prior to such time;

(aa) "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of Canada, the United States, any other country, any province or state, any county, city or other political subdivision.

(bb) "Historical Financial Statements" means the Audited Financial Statements and the Interim Financial Statements;

(cc) "Idealever Holdback" means the sum of $75,000 to be paid by the Purchaser to the Escrow Agent and retained in accordance with the Escrow Agreement and Section 9.15

(dd) "Indemnified Party" means any person entitled to indemnification under this Agreement;

(ee) "Indemnitor" means any party obligated to provide indemnification under this Agreement;

(ff) "Indemnity Holdback" means the sum of $1,500,000 to be paid by the Purchaser to the Escrow Agent and retained in accordance with the Escrow Agreement and Section 9.9;

(gg) "Indemnity Payment" means any amount of Loss required to be paid pursuant to Section 9.1 or Section 9.2;

(hh)        "Independent Accountants" has the meaning set out in Section 2.5(c);

(ii) "Intellectual Property" means all right, title and interest of any member of the Robeez Group to all trade marks, trade names (including logos), domain names, service marks, business or brand names, copyrights, designs, patents, inventions and all applications therefor, in each case whether or not registered, both domestic and foreign, owned, licensed or used by any member of the Robeez Group;

(jj) "Interim Financial Statements" means the unaudited financial statements of the Robeez Group as at and for the ten-month period ended June 30, 2006, copies of which financial statements are annexed hereto as Schedule 1.1(jj);

(kk) "Kenton's Change of Control Agreement" means the Employment Agreement Effective Upon Change in Control of Corporation dated May 1, 2006 between Robeez Footwear and Kenton Low, as amended by Amendment to Employment Agreement Effective Upon Change in Control of Corporation dated June 19, 2006;

(ll) "Kenton Low Option Termination Agreement" means the agreement dated as of September 1, 2006 by and between Robeez Footwear and Kenton Low;

(mm) "Leases" means the real or personal property leases or other rights of occupancy relating to real property which are set forth in
            Schedule 3.3(x);

(nn)        "Licences" has the meaning set out in Section 3.3(jj);

(oo) "Loss" means any and all loss, liability, damage, cost or expense including any Taxes incurred and including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, order, settlement or compromise relating thereto (including reasonable attorney's fees);

(pp) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or change in state of facts, including any change, effect, event, occurrence or change in state of facts relating to financial or capital market conditions, which, individually or together with any other change, effect, event, occurrence or change in state of facts is, or would reasonably be expected to be, material and adverse to the business, operations, properties, assets, liabilities, financial condition, results of operations or prospects of the Robeez Group or the Business taken as a whole, other than any change, effect, event, occurrence or change in state of facts: (i) relating to the children's footwear industry in general, and not specifically relating to the Robeez Group or the Business, to the extent they do not disproportionately effect the Robeez Group taken as a whole; (ii) relating to GAAP; or (iii) directly attributable to the announcement or consummation of the transactions contemplated by this Agreement, including, without limitation, actions of competitors or any delays or cancellations by customers of orders for products or services or losses of employees;

(qq)        "Material Contracts" means the agreements set forth in Schedule
            3.3(l);

(rr)        "Mikel's Change of Control Agreement" means the Employment Agreement
            Effective   Upon   Change  in   Control   of   Corporation   dated
            May  1, 2006  between  Robeez  Footwear  and  Mikel Rhodes;

(ss) "Outstanding Third Party Debt" means the operating line, term debt and capital lease facilities of the Robeez Group, including principal and interest, set out in Schedule 1.1(ss) which are to be paid out by the Purchaser, on behalf of the Robeez Group, at Closing;

(tt)        "Permitted Encumbrances" means:

            (i) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by the Robeez Group;

            (ii) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations save and except for liens, charges and privileges related to taxes;

            (iii) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;
            (iv) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and

            (v)   the Permitted Encumbrances described in Schedule 1.1(tt);

(uu)        "Pre-Closing Transactions" has the meaning set out in Section
             2.6;

(vv) "Prime Rate" means the rate of interest per annum established and reported by HSBC Bank Canada from time to time as the reference rate of interest then in effect for the determination of interest rates that it charges to customers of varying degrees of creditworthiness for loans made by it in Canada and designated as its "prime rate";

(ww)         "Purchase Price" has the meaning set out in Section 2.2;

(xx)         "Purchased Shares" means the shares listed in Schedule 3.2(h);

(yy) "Purchaser Material Adverse Effect" means any change, event, circumstance or condition that has or results in a material adverse effect (i) on the business, financial condition, assets, liabilities, results of operations or prospects of the Purchaser and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence or change in state of facts relating to:
             (A) changes, effects or circumstances resulting from the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement; or (B) any action taken at the written request of the Robeez Group, or (ii) on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

(zz) "Purchaser's Solicitors" means the Purchaser's Canadian counsel, Cassels Brock & Blackwell LLP of Toronto, Canada;

(aaa) "Purchaser's U.S. Counsel" means Goodwin Procter LLP of Boston, Massachusetts, USA;

(bbb) "Required Working Capital" of the Robeez Group means $4,600,000, on a consolidated basis;

(ccc) "Robeez Australia" means Robeez Australia Pty. Limited, a corporation incorporated under the laws of Australia;

(ddd) "Robeez Europe" means Robeez European Sales Ltd., a corporation incorporated under the laws of the United Kingdom;

(eee) "Robeez Group" means Robeez Footwear, Robeez Holdings, Robeez International, Robeez US Holdings Ltd., Robeez Ireland, Robeez Europe, Robeez UK, Robeez Australia, Robeez Logistics, Robeez US Holdings Inc. and Robeez US Inc.;

(fff) "Robeez Footwear" means Robeez Footwear Ltd., a corporation incorporated under the laws of British Columbia;

(ggg) "Robeez Holdings" means Robeez Holdings Ltd., a corporation incorporated under the laws of British Columbia;

(hhh) "Robeez Logistics" means Robeez Logistics Inc., a corporation incorporated under the laws of the State of Nevada;

(iii) "Robeez International" means Robeez International Holdings Ltd., a corporation incorporated under the laws of British Columbia;

(jjj) "Robeez Ireland" means Robeez (Ireland) Limited, a corporation incorporated under the laws of Ireland;

(kkk) "Robeez UK" means Robeez (UK) Ltd., a corporation incorporated under the laws of the United Kingdom;

(lll) "Robeez US Holdings Ltd." means Robeez US Holdings Ltd., a corporation incorporated under the laws of British Columbia;

(mmm) "Robeez US Holdings Inc." means Robeez US Holdings Inc., a corporation incorporated under the laws of the State of Nevada;

(nnn) "Robeez US Inc." means Robeez U.S., Inc., a corporation incorporated under the laws of the State of Washington;

(ooo) "Shareholders' Agreement" means the shareholder agreement dated June 14, 2005 between Wilson, Garrett, Fingarson and Robeez Footwear;

(ppp) "Shareholders' Loans" means all direct or indirect indebtedness, liabilities and obligations of the Robeez Group owing to the Vendors or their Affiliates, including principal and interest (excluding any member of the Robeez Group) to be paid out by the Purchaser, on behalf of the Robeez Group, at Closing;

(qqq) "Tax Act" means the Income Tax Act (Canada) as amended from time to time;

(rrr) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(sss) "Tax" or "Taxes" means all taxes, duties, royalties, and other fees, charges and levies, including without limitation, income taxes, estimated taxes, alternative or add-on minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, gross receipts taxes, license taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, windfall profits taxes, environmental taxes (including taxes under Section 59A of the Code), customs duties taxes, capital stock taxes, profits taxes, social security (or similar) taxes, unemployment taxes, disability taxes, real property taxes, personal property taxes, registration taxes, value added taxes or other taxes of any kind whatsoever and all deficiencies, or other additions to tax, interest, fines and penalties owed by it, and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other person or entity, payable (i) in the United States (including taxes imposed under Section 1374 of the Code), whether federal, state, local or foreign, (ii) payable in Canada under the Tax Act, or (iii) payable in any other jurisdiction in which the Robeez Group now operates or previously operated, or is or previously was subject to taxation;

(ttt) "Third Party Claim" means any demand, action, suit, proceeding, assessment, or other claim asserted against an Indemnified Party by any person who is not a party to this Agreement or an Affiliate of such a party which, if determined in favour of the claimant, would entitle the Indemnified Party to indemnification under Section 9.1 or Section 9.2;

(uuu) "Treasury Regulations" means any regulations of the United States Department of Treasury promulgated under the Code;

(vvv)        "Trigger Date" has the meaning set forth in Section 2.5(c);

(www) "Vendors' Solicitors" means Farris, Vaughan, Wills & Murphy LLP of Vancouver, British Columbia;

(xxx) "Working Capital Deficiency" of the Robeez Group means the amount, if any, by which Required Working Capital of the Robeez Group exceeds the Closing Working Capital;

(yyy) "Working Capital Escrow Amount" has the meaning set out in Section 2.5(a); and

(zzz) "Working Capital Surplus" of the Robeez Group means the amount, if any, by which Closing Working Capital of the Robeez Group exceeds the Required Working Capital.

1.2   Currency

      Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in lawful money of Canada.

1.3   Sections and Headings

      The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or a Schedule refers to the specified Section of or Schedule to this Agreement.

1.4   Number, Gender and Persons

      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5 Accounting Principles

      All accounting terms not specifically defined herein, and all calculations not specifically provided for herein, shall be construed and made in accordance with GAAP.

1.6   Time of Essence

      Time shall be of the essence of this Agreement.

1.7   Construction

      The parties agree that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

1.8   Knowledge

      Whenever a representation and warranty of the Vendors herein is qualified by to the knowledge of, or to matters which are known to, the Vendors, such qualification refers to the actual knowledge of Wilson, Garrett, Fingarson, Kenton Low and Mikel Rhodes, and the knowledge that such individuals would have if they had conducted a reasonable inquiry into the relevant subject matter. Notwithstanding the above, whenever a representation and warranty of a Vendor in
Section 3.2 is qualified by to the knowledge of, or to matters which are known to, such Vendor, such qualification refers to:

(a) in the case of Wilson, the Wilson Trust and WilsonCo, the actual knowledge of Wilson,

(b) in the case of Garrett and the Garrett Trust, the actual knowledge of Garrett, and

(c) in the case of Fingarson, the Fingarson Trust and FingarsonCo, the actual knowledge of Fingarson,

and the knowledge that such individuals would have if they had conducted a reasonable inquiry into the relevant subject matter.

1.9   Applicable Law

      This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia. Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia, Canada, and all courts competent to hear appeals therefrom.

1.10 Severability

      If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.11 Waiver

      No waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.12  Schedules

      The following Schedules are attached to and form part of this Agreement:

            Schedule 1.1(e) - Audited Financial Statements
            Schedule 1.1(jj) - Interim Financial Statements
            Schedule 1.1(tt) - Permitted Encumbrances
            Schedule 1.1(ss) - Outstanding Third Party Debt

            Schedule 2.6 - Pre-Closing Transactions
            Schedule 3.2(h) - Purchased Shares
            Schedule 3.3(g) - Outstanding Capital of the Robeez Group
            Schedule 3.3(l) - Material Contracts
            Schedule 3.3(m) - Third Party Consents
            Schedule 3.3(p) - Changes since August 31, 2005
            Schedule 3.3(s) - Taxes
            Schedule 3.3(v) - Employee Matters
            Schedule 3.3(x) - Real Property and Personal Property Leases
            Schedule 3.3(z) - Insurance
            Schedule 3.3(aa) - Banking Arrangements
            Schedule 3.3(bb) - Directors and Officers
            Schedule 3.3(dd) - Intellectual Property
            Schedule 3.3(ee) - Related Party Transactions
            Schedule 3.3(hh) - Legal and Regulatory Proceedings
            Schedule 3.3(ii) - Environmental Matters
            Schedule 3.3(jj) - Permits and Licences
            Schedule 3.3(kk) - Business Restrictions
            Schedule 3.3(mm) - Customers and Suppliers
            Schedule 3.3(oo) - Product Warranties
            Schedule 3.3(pp) - Jurisdictions
            Schedule 3.3(qq) - Finder's Fees

            Exhibit 1      -  Form of Opinion of Vendors' Solicitors
            Exhibit 2      -  Form of Release
            Exhibit 3      -  Form of Opinion of Purchaser's Solicitors
            Exhibit 4      -  Form and Example of Closing Working Capital
                              Statement
            Exhibit 5      -  Form of Escrow Agreement
            Exhibit 6      -  Flow of Funds

                                   ARTICLE 2
                                PURCHASE AND SALE

2.1   Purchase and Sale

      Subject to the terms and conditions hereof, the Vendors covenant and agree to sell, assign and transfer, or cause to be sold, assigned and transferred, to Purchaser, and Purchaser covenants and agrees to purchase, the Purchased Shares, as listed on Schedule 3.2(h), from the Vendors.

2.2   Purchase Price

      Subject to the adjustments set out in Sections 2.5, 9.9, 9.14 and 9.15, the aggregate purchase price (the "Purchase Price") payable by the Purchaser for the Purchased Shares shall be an amount equal to $30,500,000:

    (a) less the amount of the Outstanding Third Party Debt paid out by the Purchaser, on behalf of the Robeez Group, at Closing;

    (b) less the amount of the Shareholders' Loans paid out by the Purchaser, on behalf of the Robeez Group, at Closing;

    (c)    less the amount of the Change of Control Holdback;

    (d)    less the amount of the Indemnity Holdback; and

    (e)    less the amount of the Idealever Holdback.

      The parties hereby agree that in no event shall the Purchase Price be greater than $30,500,000.

2.3   Purchase Price Allocation

      The Purchase Price shall be allocated as follows:

      (a)   93% to the shares of Robeez Holdings as follows:

            (i) first, to the class F shares of Robeez Holdings, the amount of $17,298,435;

            (ii) second, to the class E shares of Robeez Holdings, the amount of $1.00; and

            (iii) the balance to the class A shares of Robeez Holdings;

     (b)    3.5% to the shares of Robeez US Holdings Ltd. as follows:

            (i) first, to the Class A Voting Non-Participating Shares of Robeez US Holdings Ltd., the amount of $12.60; and

            (ii) the balance to the Class B Non-Voting Participating Shares of Robeez US Holdings Ltd.; and

     (c)    3.5% to the shares of Robeez International as follows:

            (i)   class E shares of Robeez International, the amount of $12.60;
                  and

            (ii)  the balance to the class A shares of Robeez International.

2.4 Funding of Payment of Purchase Price

      The amounts to be paid by Purchaser pursuant to Sections 2.2(a) and 2.2(b) shall be funded through a loan made by the Purchaser to Robeez Footwear, dated as of the Closing Date.

2.5   Working Capital Adjustment

     (a)    Certificate of Estimated Closing Working Capital

            (i) At least three (3) Business Days prior to the Closing Date, the Vendors shall deliver to the Purchaser a certificate signed by the Vendors setting out their good faith estimate of Closing Working Capital in reasonable detail as of the close of business on the Closing Date.
            (ii) The Vendors shall give, and shall cause its advisers and the officers of the Robeez Group to give, the Purchaser and its advisers reasonable access to such books, records and personnel of the Robeez Group (including the work papers of the Robeez Group and their accountants relating to the preparation of the estimate of Closing Working Capital) as may be necessary to enable the Purchaser and its advisers to review the estimated Closing Working Capital prior to the Closing. The Purchaser shall have three (3) Business Days following the receipt of the estimated Closing Working Capital to review the same and the calculation thereof. On or prior to the expiration of such three (3) Business Day period, the Purchaser may deliver to the Vendors a written statement (the "Purchaser Notice") accepting or objecting in good faith to the estimated Closing Working Capital (or any portion thereof). In the event that the Purchaser shall object to the estimated Closing Working Capital, such Purchaser Notice shall include a detailed itemization of the Purchaser's objections and reasons therefor, and prior to the Closing, the Purchaser and the Vendors shall in good faith mutually agree on the amount of Closing Working Capital. If the Purchaser does not deliver the Purchaser Notice to the Vendors within such three (3) Business Day period, the Purchaser shall be deemed to have accepted the estimated Closing Working Capital; provided that, nothing in this
                   Section 2.5(a)(ii) shall prohibit or otherwise limit the Purchaser or the Vendors in any way from making any change or objection (including, without limitation, a change or objection not otherwise raised with respect to the estimated Closing Working Capital) pursuant to Sections 2.5(b) and (d) following the Closing;

            (iii) To the extent that the Vendors estimate, or that the parties agree, that there is a Working Capital Deficiency or Working Capital Surplus, as the case may be (in each case, the "Working Capital Escrow Amount"), the amount of such Working Capital Deficiency or Working Capital Surplus, as the case may be, shall be deposited by the Purchaser with the Escrow Agent and released in accordance with Section 2.5(d) and the Escrow Agreement. To the extent that the parties cannot mutually agree on the estimated Closing Working Capital the parties agree that the Working Capital Escrow Amount shall be the average of the last good faith proposals made by the Vendors and the Purchaser.

     (b) Closing Balance Sheet -- As soon as is practicable, and in any event not later than 60 calendar days following the Closing Date, the Vendors shall deliver to the Purchasers a consolidated balance sheet for the Robeez Group (the "Closing Balance Sheet") and a statement showing in reasonable detail the calculation of Closing Working Capital (the "Closing Working Capital Statement") as of the Effective Time on the Closing Date accompanied by a review
            engagement   report  from  Dale  Matheson   Carr-Hilton   Labonte,
            Chartered  Accountants  ("DMCL") prepared in accordance with GAAP.
            The  Vendors  and  the   Purchaser,   including  the   Purchaser's
            accountants   and   representatives,   will  be  entitled  at  all
            reasonable times to review all current and prior year working papers of the Robeez Group and DMCL and to have free access to all information and calculations reasonably required by them to satisfy themselves as to the method of preparation of the Closing Balance Sheet and Closing Working Capital Statement. The fees and expenses of DMCL in respect of the review of the Closing Balance Sheet and the Closing Working Capital Statement shall be paid by the Purchaser.

     (c) Disputes -- If the Purchaser disagrees with the Closing Balance Sheet or the Closing Working Capital Statement, it may, within 20 Business Days of the Trigger Date (defined below), deliver a notice to the Vendors (a "Dispute Notice"), setting forth its calculation of all or any of the amounts to be adjusted and/or any component thereof and specifying, in reasonable detail, those items or amounts in the applicable statement as to which the Purchaser disagrees and the reasons for such disagreement. The Purchaser shall be deemed to have agreed with all other items and amounts contained in such statement other than those specified in such Dispute Notice. If the Purchaser does not deliver a Dispute Notice prior to the expiration of the 20 Business Day period following the Trigger Date, the Closing Working Capital shall be the amount set forth in the Closing Working Capital Statement. For purposes of this Section 2.5(c), the Trigger Date shall mean the date of delivery of the Closing Balance Sheet and Closing Working Capital Statement, unless within ten (10) Business Days of the delivery of the Closing Balance Sheet and Closing Working Capital Statement the Purchaser has delivered to the Vendors a reasonably detailed request for information or schedules (a "First Request Notice"). If the Purchaser delivers a First Request Notice within such period, the Trigger Date shall be the
            date  on  which  the  Vendors   provide  the  Purchaser  with  the
            information or schedules requested in the First Request Notice, unless, within five (5) Business Days the Purchaser has delivered to the Vendors a reasonably detailed request for (i) information or schedules which were not provided pursuant to the First Request Notice; and/or (ii) additional information or schedules
            directly   related  to  the  information  or  schedules   provided
            pursuant  to  the  First   Request   Notice  (a  "Second   Request
            Notice"). If the Purchaser delivers a Second Request Notice then the Trigger Date shall be the date on which the Vendors respond in good faith to the Second Request Notice.

            If a Dispute Notice is delivered by the Purchaser to the Vendors pursuant to this Section 2.5(c), the Vendors and the Purchaser shall negotiate in good faith to reach agreement on the disputed items or amounts in order to determine the Closing Working Capital. If the Vendors and the Purchaser are unable to resolve any dispute within 15 Business Days after the delivery of a Dispute Notice, the disputed items and amounts will be submitted to an independent accounting firm recognized nationally in Canada (the "Independent Accountants") for determination pursuant to this Section.

            The Independent Accountants shall be without material financial relationship to any of the parties or their Affiliates, and shall be mutually selected by the Purchaser and the Vendors, or if they are unable to mutually agree upon the Independent Accountants within the period of 15 Business Days referred to above, shall be Deloitte & Touche LLP. The Purchaser and the Vendors will instruct the Independent Accountants to deliver their written report to them promptly. The report of the Independent Accountants shall be final, conclusive and binding upon the parties, and shall not be subject to appeal to any court or tribunal except for manifest error or any errors of law contained therein or related thereto. The fees and expenses of the Independent Accountants shall be paid one-half by the Vendors and one-half by the Purchaser.

            Upon any resolution or final determination of the Working Capital Surplus or Working Capital Deficiency in accordance with the provisions of this Section 2.5, the parties agree that they will issue joint written instructions to the Escrow Agent in accordance with the Escrow Agreement based on such resolution or final determination.

     (d) Payment of Working Capital Adjustment -- Upon final determination of Closing Working Capital:

            (i) if Closing Working Capital as finally determined is greater than the Required Working Capital, the Purchase Price shall be increased by the amount of such difference and the Purchaser shall pay to the Vendors the amount of such difference within five (5) Business Days after final determination of Closing Working Capital; and

            (ii) if Closing Working Capital as finally determined is less than the Required Working Capital, the Purchase Price shall be reduced by the amount of such difference and the Vendors shall pay to the Purchaser the amount of such difference within five
                  (5) Business Days after final determination of Closing Working Capital.

            The Purchaser and Vendors shall jointly direct the Escrow Agent to release the Working Capital Escrow Amount together with any interest earned thereon in such proportions as may be necessary to comply with the provisions above. If the Working Capital Escrow Amount is insufficient to satisfy the amount payable to the Purchaser or to the Vendors, as set out above, as the case may be, the liable party(ies) shall pay the amount of such shortfall from funds otherwise available from such party(ies), without interest.

            Example 1: If the Vendors estimate Closing Working Capital to be $5,100,000 and the Required Working Capital is $4,600,000, the Purchaser would deposit $500,000 at Closing into escrow with the Escrow Agent as the Working Capital Escrow Amount. If it is finally determined by the parties that Closing Working Capital is actually $5,000,000, $400,000 of the Working Capital Escrow Amount (plus a proportionate amount of interest earned thereon) would be paid to the Vendors by the Escrow Agent, and $100,000 of the Working Capital Escrow Amount (plus a proportionate amount of interest earned thereon) would be returned to the Purchaser by the Escrow Agent.

            Example 2: If the Vendors estimate Closing Working Capital to be $4,500,000 and the Required Working Capital is $4,600,000, the Purchaser would deposit $100,000 at Closing into escrow with the Escrow Agent as the Working Capital Escrow Amount. If it is finally determined by the parties that Closing Working Capital is actually $4,400,000, the entire Working Capital Escrow Amount (plus 100% of the interest earned thereon) would be returned to the Purchaser, and the Vendors would pay an additional $100,000 to the Purchaser, without interest.

2.6   Pre-Closing Transactions

      Prior to the Closing Time on the Closing Date, the Vendors and the Robeez Group may complete the payments and the transactions referred to in Schedule 2.6 or such other transactions of the nature provided for in such Schedule as may be proposed by the Vendors and approved by the Purchaser, acting reasonably (the "Pre-Closing Transactions").

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

3.1   Basis of Representations

     (a) Except as set forth in the Disclosure Schedules, each of the Vendors hereby represents and warrants to the Purchaser on a several (and not joint and several basis) that each of the statements contained in Section 3.2 is true and correct as at the time of execution and delivery of this Agreement by the Vendors, except for any such statement which expressly speaks as at some other time.

     (b) Except as set forth in the Disclosure Schedules, each of the Vendors hereby represents and warrants to the Purchaser on a joint and several basis that each of the statements contained in Section 3.3 is true and correct as at the time of execution and delivery of this Agreement by the Vendors, except for any such statement which expressly speaks as at some other time.

     (c) Any such statement which expressly speaks as at a time other than the time of execution and delivery of this Agreement by any or all of the Vendors was or will be true and correct as at the time at which such statement speaks.

     (d)    Each of such statements will be true and correct at the Closing
            Time.

     (e) Each of the Vendors acknowledges that the Purchaser is relying on such representations and warranties in connection with the purchase of the Purchased Shares and the completion of the other transactions contemplated hereunder.

3.2 Representations and Warranties Relating to the Vendors Regarding the Purchased Shares

      Each Vendor for himself, herself or itself, as the case may be, severally (and not jointly and severally) represents and warrants to the Purchaser as follows:

      (a) Capacity -- Such Vendor has the capacity to own the Purchased Shares owned by such Vendor, has the legal power, right and authority to duly enter into this Agreement and to perform his, her or its obligations hereunder.

      (b) Duly Incorporated -- If such Vendor is a corporation, such Vendor is duly organized, validly existing and in good standing under the laws of its governing jurisdiction, and has all necessary power and authority to execute and deliver this Agreement and to take all action required pursuant hereto.

      (c) Duly Formed -- If such Vendor is a trust, such Vendor has been duly constituted, formed and organized as a trust under the laws of the Province of British Columbia and its trustees have all necessary power and authority to execute and deliver this Agreement and to take all action required pursuant hereto.

      (d) Binding and Enforceable Agreement -- This Agreement has been duly executed and delivered by such Vendor and constitutes a legal, valid and binding obligation of such Vendor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

      (e) Binding Effect of Other Agreements -- At the Closing Time, each agreement contemplated to be executed and delivered hereunder by such Vendor at or before the Closing Time will have been duly executed and delivered by such Vendor and shall constitute a legal, valid and binding obligation of such Vendor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be
            granted   only  in  the   discretion   of  a  court  of  competent
            jurisdiction.

      (f) Litigation and Related Matters -- (i) There are no claims, actions, suits, investigations or proceedings pending or, to the best of the knowledge of such Vendor, threatened, against or affecting the Purchased Shares or his, her or its ability to consummate the transactions contemplated hereby, at law or in equity, or before any arbitrator of any kind, or before or by any court or governmental or regulatory authority, domestic or foreign, and such Vendor is not aware of any existing ground on which any such
            claim,  action,   suit,   investigation  or  proceeding  might  be
            commenced with any reasonable likelihood of success; (ii) there are no injunctions (permanent or temporary, whether by order, judgment or decree of any court or governmental agency, authority or body) against the Vendors or any officer, director or employee of any Vendor enjoining any Vendor or any officer, director or employee from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Robeez Group; (iii) there is no order, judgment or decree of any court, tribunal or agency enjoining or requiring the Vendors to take any action of any kind with respect to the business, assets or properties of the Robeez Group; and (iv) to the best of such Vendor's knowledge, there has not been any occurrence or event upon which an action, suit or proceeding may be, but has not yet been, based or upon which a claim may be, but has not yet been, made.

      (g) No Other Purchase Agreements -- No person, other than the Purchaser, has any agreement, option or commitment or any right or privilege (whether by law, pre-emptive or contractual), capable of becoming an agreement, option or commitment for the acquisition from such Vendor of any or all of the Purchased Shares, or any interest therein or right thereto, except the Purchaser pursuant to this Agreement, and no person has any right of first refusal or any pre-emptive right in connection with the sale and purchase of the Purchased Shares, other than as has been waived, with respect to the transactions provided for herein.

      (h) Shareholdings of the Vendors -- Such Vendor is the sole beneficial and registered owner of the Purchased Shares set forth opposite his, her or its name in Schedule 3.2(h), with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares owned by such Vendor is subject to any voting trust,
            shareholder   agreement  or  voting   agreement   other  than  the
            Shareholders Agreement.

      (i) Ownership by Purchaser -- Upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares owned by such Vendor will be transferred and delivered to the Purchaser free and clear of any and all Encumbrances.

      (j) No Conflicting Interests -- The execution, delivery and performance by such Vendor of this Agreement and of each and every agreement or document to be executed and delivered hereunder by such Vendor or any member of the Robeez Group, and the consummation of the transactions contemplated herein and therein, will not, with or without the passage of time or the giving of notice or both, violate, conflict with, result in a breach of, constitute a default, or cause the acceleration of any obligation of such Vendor, under:

           (i) any agreement, instrument, licence, permit or authority to which such Vendor is, or is entitled to be, a party or to which any or all of his or her Purchased Shares are subject;

           (ii) any provision of the memorandum, articles, bylaws or resolutions of the board of directors (or any committee thereof) or shareholders of such Vendor, if such Vendor is a corporation;

           (iii) any provision of the trust declaration, indenture, deed or agreement of the such Vendor, if such Vendor is a trust;

           (iv) any judgment, decree, order, statute, rule or regulation applicable to such Vendor; or

           (v) any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable to such Vendor.

      (k) Absence of Approvals Required -- Relying upon the Purchaser's representation and warranty with respect to the Investment Canada Act (Canada) set forth in Section 4.2(h), no authorization, approval, order, licence, permit or consent of any governmental authority of Canada, any province of Canada, any municipal, regional, or other authority, regulatory body or agency, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by the Vendors or the Robeez Group with any such governmental authority, regulatory body or agency or court is required in order for the Vendors:

            (i)   to consummate the transactions contemplated by this Agreement;

            (ii) to execute and deliver all of the documents and instruments to be delivered by the Vendors under this Agreement;

            (iii) to duly perform and observe the terms and provisions of this
                  Agreement; and

            (iv) to render this Agreement legal, valid, binding and enforceable.
      (l) Residency -- Such Vendor is not a non-resident of Canada for the purposes of the Tax Act.

3.3   Representations and Warranties Relating to the Robeez Group

     Each of the Vendors jointly and severally represents and warrants to the Purchaser as follows:

      (a) Organization -- Each member of the Robeez Group is duly organized and is a valid and subsisting corporation in good standing under the laws of their respective governing jurisdictions.

      (b) Power and Authority -- Each member of the Robeez Group has all necessary power, authority and capacity, and all governmental licenses, authorizations, consents and approvals required, to enter into and to perform its obligations under any agreement contemplated herein, to own, lease, licence or otherwise hold, as applicable, its assets and to carry on its business as presently conducted and is validly registered wherever necessary under the federal and provincial laws of Canada, and the laws of any other jurisdiction in which the failure to be so registered would have a Material Adverse Effect.

      (c) Action -- At the Closing Time, the Robeez Group will have taken all necessary actions, steps and proceedings to approve or authorize, validly and effectively, the sale and transfer of the Purchased Shares to the Purchaser.

      (d) Binding Effect of Other Agreements -- At the Closing Time, each agreement contemplated to be executed and delivered hereunder by any member of the Robeez Group at or before the Closing Time will have been duly executed and delivered and shall constitute a legal, valid and binding obligation of such entity, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. The execution, delivery and performance by any member of the Robeez Group of each agreement contemplated to be executed and delivered hereunder by any member of the Robeez Group at or before the Closing Time, and the consummation by any member of the Robeez Group of the transactions contemplated thereby, are within such member's corporate powers.

      (e) No Conflicting Interests -- The execution, delivery and performance by the Vendors and any member of the Robeez Group of this Agreement and the execution, delivery and performance by the Vendors and any member of the Robeez Group of each and every agreement or
            document  to  be  executed  and   delivered   hereunder   and  the
            consummation of the transactions contemplated herein by such parties will not, with or without the passage of time or the giving of notice or both, violate, conflict with, result in a breach of, constitute a default, or cause the acceleration of any obligation of any of the Vendors or any member of the Robeez Group, under:

            (i) any agreement, instrument, licence, permit or authority to which any such party is, or is entitled to be, a party;

            (ii) any provision of the memorandum, articles, bylaws or resolutions of the board of directors (or any committee thereof) or shareholders of any such party, if applicable;

            (iii) any judgment, decree, order, statute, rule or regulation applicable to any such party; or

            (iv) any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable to any such party.

      (f)   Regulatory  Approvals to Transactions   --  No  permits,   licences,
            certifications,      authorizations,      approvals,     consents,
            orders-in-council, legislation or other action of any court or governmental or other regulatory authority or agency are required in any jurisdiction by or with respect to any member of the Robeez Group for the completion of the transactions contemplated herein or for the execution, delivery or performance by such
            member   of   any   agreement   contemplated   hereunder   or  the
            transactions contemplated therein to be delivered by such member at or before the Closing Time.

      (g) Share Capital of the Robeez Group -- The designated, authorized and issued share capital of each class of capital stock of each member of the Robeez Group is as set forth in Schedule 3.3(g).
            Schedule 3.3(g) contains a list of all holders of capital stock or rights to acquire capital stock of any member of the Robeez Group. All outstanding shares of capital stock of each member of the Robeez Group have been duly authorized and validly issued, are fully paid and nonassessable.

      (h) No Other Shares -- No member of the Robeez Group owns, beneficially or otherwise, any shares or other equity interest in any other entity, other than in another member of the Robeez Group, and
            does  not  hold  any   securities  or   obligations  of  any  kind
            convertible into or exchangeable for shares or other equity interest in any other entity. No member of the Robeez Group is a party to any agreement to acquire any shares or other equity interest in any other entity.

      (i)   Options or Convertible Securities -- Except as disclosed in
            Schedule 3.3(g), no person, other than the Purchaser under this Agreement, has any agreement, option, commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

            (i) the purchase, subscription, allotment or issuance of, or conversion into, any shares or other securities of any member of the Robeez Group;

            (ii) the purchase or other acquisition from the Robeez Group of any of its undertakings, businesses or assets, including the Business, other than the sale of inventory in the ordinary course of business; or

            (iii) the repurchase, redemption or other acquisition of any shares or other securities of any member of the Robeez Group.

      (j) Partnerships or Joint Ventures -- Other than pursuant to the Material Contracts set out in the Disclosure Schedules, no member of the Robeez Group is a partner or participant in any
            partnership, joint  venture,   profit-sharing  arrangement or other
            business combination of any kind and is not party to any agreement under which such member of the Robeez Group agrees to carry on any part of its business or any other activity in such a manner or by which such member agrees to share any revenue or profit with any other person.

      (k)   Books and Records -- The books and records of the Robeez  Group are
            accurate  and  complete  in  all  material  respects,   have  been
            maintained in accordance with good business and bookkeeping practices, and fairly and correctly present, as at the date hereof, the financial position of each member of the Robeez Group, respectively. All assets and undertakings, all material liabilities, including contingent liabilities and shareholders' accounts, and all material financial transactions of each member of the Robeez Group, have been accurately recorded in such books and records. Since the date of the Interim Financial Statements the system of internal accounting controls maintained by the Robeez Group (i) has not been changed, (ii) has been sufficient to provide reasonable assurance that transactions are executed and access to assets is permitted only in accordance with
            management's   authorization,   and  (iii)  has  operated  in  the
            ordinary course consistently with prior periods and in such a manner as to provide reasonable assurance that the Closing Balance Sheet, the Closing Working Capital Statement and full financial statements as of August 31, 2006 comparable to the
            Audited  Financial   Statements  and  presenting  fairly,  in  all
            material respects, the financial position of the Robeez Group as of such date and the results of operations and cash flows of the Robeez Group for the period then ended can be prepared in accordance with GAAP applied on a consistent basis with that of
            prior  periods  and  on  a  basis   consistent  with  the  Audited
            Financial Statements.

      (l) Material Contracts -- Other than the Leases and the Material Contracts, no member of the Robeez Group is a party to or bound by any Contract, other than:

            (i) any continuing agreement for the purchase of materials, supplies, equipment or services involving annual expenditures of not more than $50,000 individually or $100,000 in the aggregate in respect of any such agreement;

            (ii) any agreement for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with GAAP and requiring an annual payment of not more than $50,000 individually or $100,000 in the aggregate in respect of any such agreement;

            (iii) any agreement for capital expenditures not in excess of $50,000 in respect of any such agreement;

            (iv) any agreement for the sale of inventory in the ordinary course of business; or

            (v) any agreement pursuant to which the Robeez Group is a lessee or lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property that requires an annual payment of not more than $50,000 individually or $100,000 in the aggregate in respect of any such agreement.

            The Robeez Group has made available to the Purchaser or its representatives accurate and complete copies of each of the agreements listed on Schedule 3.3(l).

            Except as set forth in Schedule 3.3(l), each Material Contract is in full force and effect and is valid, binding and enforceable by the Robeez Group in accordance with its terms. Except as set forth in
            Schedule 3.3(l), none of the members of the Robeez Group is in default in the observance or performance of any material term or obligation to be performed by any of them under any Material Contract. To the best of the Vendors' knowledge, no other person is in default in the observance or the performance of any term or obligation to be performed by it under any Material Contract. Neither the Vendors nor any member of the Robeez Group has received notice of any alleged default or breach in respect of any Material Contract.
      (m) Third Party Consents -- Except as disclosed in Schedule 3.3(m), no consent, approval, waiver or other action by any person (other
            than  any  governmental  body,   agency,   official  or  authority
            referred to in Section  3.3(f) above) under any Material  Contract
            is  required  or  necessary  for  the   execution,   delivery  and
            performance by the Vendors or the Robeez Group, as applicable, of this Agreement or any agreement contemplated hereunder or in respect the consummation of the transactions contemplated herein or therein.

      (n)   Historical Financial Statements

            (i) The Audited Financial Statements have been prepared in accordance with GAAP, on a basis consistent with that of previous years and are correct and complete. The balance sheet (including the related notes) included in the Audited Financial Statements present fairly in all material respects the financial position of the Robeez Group as of the respective dates thereof, and the other related statements (including the related notes) included in the Audited Financial Statements present fairly in all material respects the results of operations and cash flows of the Robeez Group for the respective periods or as of the respective dates set forth therein.

            (ii) Except for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate to the Robeez Group, and the absence of any notes to the Interim Financial Statements, (i) the consolidated balance sheet included in the Interim Financial Statements presents fairly, in all material respects, the financial position of the Robeez Group as of June 30, 2006; (ii) the other related statements included in the Interim Financial Statements present fairly in all material respects the results of operations and cash flows of the Robeez Group for the period ended June 30, 2006; and (iii) each of the balance sheet and the statement of income included in the Interim Financial Statements has been prepared in all material respects in accordance with GAAP applied on a consistent basis during the period involved and on a basis consistent with the Audited Financial Statements, except as otherwise noted therein.

            (iii) No member of the Robeez Group has, as of the date of this
                  Agreement, any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate has not been reflected in the Historical Financial Statements, other than as has been incurred since June 30, 2006 in the ordinary and usual course of its business.

      (o) Minute Books -- The records and minute books of each member of the Robeez Group contain complete and accurate minutes of all meetings and resolutions of the directors (and any committees thereof) and shareholders of each member of the Robeez Group, and the central securities register or shareholders registers and the register of directors of each member of the Robeez Group are complete and accurate in all material respects.

      (p) No Changes -- Except as set out in Schedule 3.3(p) or otherwise disclosed in this Agreement including, without limitation, the Disclosure Schedules, the Business has been carried on in the normal and ordinary course since August 31, 2005 and there has not been, occurred or arisen any:

            (i) acquisition or capital expenditure in excess of $100,000, in the aggregate;

            (ii) destruction of, damage to or loss of any tangible assets (whether or not covered by insurance) in excess of $25,000;

            (iii) labour trouble or claim of wrongful discharge or other unlawful labour practice or action;

            (iv) change in tax or accounting methods, practices or elections (including any change in depreciation or amortization, policies or rates);

            (v)   revaluation for accounting purposes of any of the assets;

            (vi) any tax election to settle or compromise any tax liability material to the Robeez Group;

            (vii) declaration, setting aside or payment of a dividend or other distribution with respect to the Purchased Shares, or the issued and outstanding equity securities of the Robeez Group, or any direct or indirect redemption, purchase or other acquisition by the Robeez Group of any of its equity securities;

            (viii)acquisition, sale, lease, licence or transfer of any assets, except in the ordinary course of business;

            (ix) amendment or termination of any material contract, agreement or licence, except such amendments or terminations as may have been made in the ordinary course of business, and on a reasonable commercial basis;

            (x) loan by any member of the Robeez Group to any person or entity or the incurrence, assumption or guarantee by the Robeez Group of any indebtedness for borrowed money;

            (xi) waiver or release of any right or claim, including any write-off or other compromise of any account receivable in excess of $25,000;

            (xii) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation involving any member of the Robeez Group or their respective affairs other than as disclosed in Schedule 3.3(hh);

            (xiii)notice of any claim of ownership by a third party of any of the Intellectual Property or of infringement by any member of the Robeez Group of any third party's intellectual property rights other than as disclosed in Schedule 3.3(hh);

            (xiv) amendment to the articles of incorporation, by-laws or other constating documents of any of the Vendors or any members of the Robeez Group that is a corporation;

            (xv) issuance or sale by any member of the Robeez Group of any shares of any class of their respective capital or of any securities exchangeable, convertible or exercisable therefor, or of any other of their respective securities;

            (xvi) other than in the ordinary course of business and consistent with past practice: (A) grant of any severance or termination pay to any director, officer or senior management employee of the Robeez Group, (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or senior management employee of the Robeez Group, (C) change in benefits payable under existing severance or termination pay policies of the Robeez Group or employment agreements to which the Robeez Group is a party, or (D) change in compensation, bonus or other benefits payable to directors, officers or senior management employees of the Robeez Group;

            (xvii)Material Adverse Effect or any occurrence, change, or circumstance of any character that has or could be reasonably expected to have a Material Adverse Effect, individually or in the aggregate, on the Robeez Group or the Business;

            (xviii) agreement, undertaking or commitment to do any of the foregoing.

      (q) Accounts Receivable -- The accounts receivable of the Robeez Group have been created in the course of bona fide sales of inventory in the ordinary course of business and are valid, enforceable and fully collectible in the face value thereof on normal commercial terms, using normal collection procedures, net of the reserve for doubtful accounts set forth on the Audited Financial Statements, which reserve is adequate and was calculated in accordance with GAAP. Nothing set forth in this subsection (q) shall constitute a guarantee of collection by the Purchaser or the Robeez Group.

      (r) Indebtedness -- Except as disclosed in the Historical Financial Statements or otherwise disclosed in the Disclosure Schedules or this Agreement, the Robeez Group does not have outstanding, and are under no obligation to create or issue, any bonds, debentures, mortgages, promissory notes or other indebtedness.

      (s)   Taxes

            (i) Each member of the Robeez Group has properly filed all reports, returns and other filings respecting Taxes, of every nature and kind which are required to be filed by them, on or before the dates due, and all information and data in connection therewith required to be filed by it with any taxing or regulatory authority to which any member of the Robeez Group or the Business is subject and all such reports,
                  returns,   information  and  data  are  true,  complete  and
                  correct in all material respects.

            (ii) The Robeez Group has paid all Taxes that are due and payable, or claimed to be due, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all assessments, reassessments and adjustments, required to be paid by the Robeez Group (whether or not shown on any Tax Return) through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due.

            (iii) Except as disclosed in Schedule 3.3(s), the Historical
                  Financial Statements or otherwise disclosed in this Agreement, including, without limitation, the Disclosure Schedules, other than Taxes incurred in the ordinary course of business since June 30, 2006 and not yet due, no other Taxes have been claimed by any governmental or regulatory authority or are due and owing by any member of the Robeez Group or, by reason of the transactions herein contemplated, will become due and owing by any member of the Robeez Group, and there are no matters of dispute or under discussion with any governmental or regulatory authority relating to Taxes asserted by such authority.

            (iv) No member of the Robeez Group is liable for any Taxes of a third party.

            (v) Each member of the Robeez Group has withheld all amounts required to be withheld including, without limiting the generality of the foregoing, all amounts required to be withheld under the Tax Act, for employee deductions, employment insurance, the Canada Pension Plan and any other amounts required by the laws of any jurisdiction in which the Robeez Group operates to be withheld from any payments made to non-residents and any of its officers, directors, employees, consultants and agents, and has duly paid the same to the proper taxing authority or receiving offices within the time periods required by law.

            (vi) There are no agreements, waivers (including a waiver in respect of time within which a reassessment may be made by any taxing authority) or other arrangements providing for any extension of time with respect to the filing of any tax return by, or payment of any Tax, governmental charge or deficiency against, any member of the Robeez Group.

            (vii) There are no actions, suits, proceedings, investigations, audits or claims pending or, to the best of the Vendors' knowledge, threatened against any member of the Robeez Group in respect of Taxes, governmental charges, assessments, reassessments or any other matters under discussion with any governmental or regulatory authority relating to taxes, charges or assessments asserted by any such governmental or regulatory authority.

            (viii)No member of the Robeez Group, other than Robeez International
                  Holdings Ltd., Robeez Holdings Ltd., Robeez US Holdings Ltd. and Robeez Footwear Ltd., is resident in Canada for the purposes of the Tax Act.

            (ix) None of sections 17 (dealing with low-interest loans to or investments in foreign corporations) or 78 to 80.04 (dealing with unpaid amounts, debt forgiveness or foreclosure) of the Tax Act have applied or will apply in respect of any period prior to closing.

            (x) The reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Historical Financial Statements (rather than in any notes thereto) is sufficient as of its date for the payment of any accrued and unpaid Taxes of the Robeez Group and since the date of the Historical Financial Statements the Robeez Group has not incurred Taxes other than in the ordinary course of its business.

            (xi) Each Selling Company has in a timely manner documented its transfer pricing methodology in compliance with, and any transfer prices set pursuant to such methodology comply with, the Tax Act.

      (t)   U.S. Taxes

            (i) Each U.S. entity that is a member of the Robeez Group (for purposes of this Section 3.3(t), each a "Selling Company") has timely and properly filed all U.S. federal, state, local and foreign Tax Returns required to be filed, and all such Tax Returns filed by each Selling Company are true, correct and complete in all material respects.

            (ii) Each Selling Company has paid or caused to be paid all Taxes, required to be paid by it (whether or not shown on any Tax Return) through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due.

            (iii) No Selling Company is a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

            (iv) No Selling Company has ever been (i) a passive foreign investment company, (ii) a foreign personal holding company,

                  (iii) a foreign sales corporation, (iv) a foreign investment company or (v) a Person other than a United States person, each within the meaning of the Code.

            (v) The reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Historical Financial Statements (rather than in any notes thereto) is sufficient as of its date for the payment of any accrued and unpaid Taxes of any Selling Company and since the date of the Historical Financial Statements no Selling Company has incurred Taxes other than in the ordinary course of its business.
            (vi) There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any Selling Company. Each Selling Company has delivered to the Purchaser correct and complete copies of all annual Tax Returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by such Selling Company for any taxable period ending after December 31, 1999 and indicates those Tax Returns that are currently the subject of an audit.

            (vii) No Selling Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax payment, assessment, deficiency, collection or filing.

            (viii)Except as set forth in Schedule 3.3(s): (i) no Selling Company has received written notice of any audit or of any proposed deficiencies from the U.S. Internal Revenue Service (the "IRS") or any other taxing authority; (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by any Selling Company for any year; (iii) neither the IRS nor any other taxing authority is now asserting or threatening in writing to assert against any Selling Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith; (iv) no Selling Company has been a member of an affiliated group of corporations within the meaning of Section 1504(a) of the Code filing a combined federal income Tax Return nor does any Selling Company have any liability for Taxes of any other Person under Treasury
                  Regulations   ss.  1.1502-6  (or  any  similar   provision  of
                  foreign, state or local law), as a transferee or successor, by contract or otherwise; and (v) no Selling Company has
                  filed  a  consent   under   Section   341(f)  of  the  Code,
                  concerning collapsible corporations.

            (ix) No Selling Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No Selling Company has made an election under Code Section 897(i) to be treated as a domestic corporation for purposes of Code Sections 897, 1445 or 6039C.

            (x) No Selling Company is a party to any Tax allocation or sharing arrangement.

            (xi) No Selling Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (ii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

            (xii) Each Selling Company has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all forms or Tax Returns required with respect thereto have been properly completed and timely filed.

            (xiii)No Selling Company will be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any Tax period ending after the Closing Date as a result of a change in accounting method for a Tax period beginning on or before the Closing Date.

            (xiv) No Selling Company has distributed stock of another entity, or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

            (xv) No Selling Company has engaged in any "reportable transaction" for purposes of Treasury Regulations Section 1.6011-4(b) or Code Section 6111 or any analogous provision of state or local law. Each Selling Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

            (xvi) Each Selling Company has provided Purchaser with copies of all private letter rulings, determination letters, closing agreements and other correspondence issued by or received from the IRS or any other governmental authority with respect to Tax matters.

            (xvii)With respect to each member of the Robeez Group, Schedule
                  3.3(s) sets forth (i) the U.S. federal entity tax classification pursuant to Treasury Regulations Section 301.7701-3 and (ii) each "check-the-box" election made pursuant to Treasury Regulations Section 301.7701-3 for any member of the Robeez Group.

           (xviii)Each Selling Company has in a timely manner documented its transfer pricing methodology in compliance with, and any transfer prices set pursuant to such methodology comply with, Code Sections 482, 6662(e) and 6662(h) (and any related sections of the Code), the Treasury Regulations promulgated thereunder (including without limitation the principal transfer pricing documentation requirements set forth in Treasury Regulation 1.6662-6) and any comparable provisions of U.S. state, local, domestic or foreign Tax law.

      (u) GST -- With respect to the goods and services tax ("GST") under the Excise Tax Act (Canada):

            (i) Robeez Footwear is registered for GST purposes under registration number 89691 5857 RT0001 and has a monthly reporting period, and no other member of the Robeez Group is required to be registered for GST purposes;

            (ii) no member of the Robeez Group has any deferred obligations or liabilities under any section of the Excise Tax Act;

            (iii) all GST and other excise, sales or value-added taxes, levies or duties required to be collected by the Robeez Group has been collected and remitted to the applicable taxation authority within the time and in the manner required by applicable law; and

            (iv) all GST returns and reports of the Robeez Group required by law to be filed have been filed in a timely manner and are true, complete and correct in all respects.

      (v)   Employee Commitments

            (i) Schedule 3.3(v) accurately sets forth, for all of the employees of the Robeez Group whose annual rate of base compensation exceeds $75,000 per year, the names, duration of service, department, title, salary and the general terms of remuneration and benefits as of June 30, 2006 and a description of any severance amounts directly payable by the Robeez Group if the transactions contemplated by this Agreement are consummated.

            (ii) Except as set forth in Schedule 3.3(v) or otherwise disclosed in this Agreement including, without limitation, the Disclosure Schedules, no member of the Robeez Group is a party to or bound by:

                 (A) any written or oral employment, service, pension, employee benefit agreement or collective bargaining agreement or other agreement with or respecting its employees or bound by or obligated to make any contributions under any pension plan or arrangement or any retirement income plan, deferred profit sharing plan or similar plan or arrangement, or any plan, program or other arrangement providing for medical services or coverage, dental care and life insurance; or

                 (B) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations; or

                 (C) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization; or

                 (D) any agreement or plan established for the benefit of employees or former employees of the Robeez Group (an "Employee Plan"), including, without limitation, any pension plan, profit sharing plan, stock option plan, stock appreciation rights plan or stock purchase plan.

            (iii) No member of the Robeez Group is in arrears in the payment of any contribution or assessment required to be made pursuant to any of the agreements, arrangements or plans set forth in
                  Schedule 3.3(v), and the assets of each Employee Plan are at least equal to the liabilities of such Employee Plan or are fully provided for in the Historical Financial Statements. Each Employee Plan has been administered in all material respects in accordance with its terms and all applicable law. The Robeez Group has reserved the right to terminate each Employee Plan without liability for future accrual.

            (iv) There are no existing or, to the best of the Vendors' knowledge, threatened labour strikes or labour disputes, grievances, controversies or other labour troubles affecting any member of the Robeez Group.

            (v) Each member of the Robeez Group has complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, human rights, pay equity and workers' compensation.

            (vi) There are no outstanding charges or complaints against any member of the Robeez Group relating to unfair labour practices or discrimination or under any legislation relating to employees.

            (vii) Each member of the Robeez Group has paid in full all amounts owing under legislation relating to workers' compensation and workers' compensation claims.

            (viii)All accruals for unpaid vacation pay, premiums for employment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected in the Historical Financial Statements other than those accruing in respect of the period after June 30, 2006 and which are accurately reflected in the books and records of the Robeez Group.

            (ix) No member of the Robeez Group has made any agreements with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and none of the Vendors is aware of any current attempts to organize or establish any labour union or employee association in any member of the Robeez Group. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any employees of the Robeez Group by way of certification, interim certification, voluntary recognition, designation or successors' rights, or has applied to be certified as a bargaining agent for any employees of the Robeez Group.

            (x) Except as set forth in Schedule 3.3(v), no employee or independent contractor of any member of the Robeez Group is on short-term or long-term disability benefits or to the knowledge of the Vendors in the process of applying for short-term or long-term disability benefits.

      (w) Real Property -- Except for the Leases set forth in Schedule 3.3(x), no member of the Robeez Group owns or has any right, title or interest in any real property and none of them has agreed to acquire any real property or interest therein.

      (x)   Leases and Leased Property

           (i) No member of the Robeez Group is a party to or bound by or subject to, nor agreed or become bound to, enter into any real
                  or personal   property   lease  or  other  right of  occupancy
                  relating  to real  property,  whether  as lessor or  lessee,
                  except  for  the  Leases   set  forth  and   described,   in
                  Schedule 3.3(x) or otherwise disclosed in this Agreement, including, without limitation, the Disclosure Schedules. The Vendors have delivered to the Purchaser correct and complete copies of the leases and subleases (as amended to date) listed in Schedule 3.3(x).

           (ii) Each Lease is legal, valid, binding, enforceable against the parties thereto, in full force and effect and in good standing.

           (iii) There does not exist under each Lease any default by any member of the Robeez Group or, to the best of the Vendors' knowledge, by any other person, or any event that, with notice or lapse of time or both, would constitute a default by any member of the Robeez Group or, to the best of the Vendors' knowledge, by any other person. All rent and other charges currently due and payable under the Leases by any member of the Robeez Group have been paid.

           (iv) There are no disputes, oral agreements or forbearance programs in effect as to each Lease.

           (v) Each Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time, subject to the receipt of the necessary consent of the landlord to the change in control of the Robeez Group.

           (vi) Neither the Vendors nor any member of the Robeez Group has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease.

           (vii) All facilities leased under each of the Leases are structurally sound and in good condition, and supplied with utilities and other services necessary for the operation of said facilities.

           (viii) No member of the Robeez Group nor any other party thereto is in breach of any of the provisions of any Lease and (subject
                  to   obtaining   any   consents,   approvals,   permits  and
                  acknowledgements   required  thereunder  to  the  change  in
                  control of the Robeez Group herein contemplated and listed on Schedule 3.3(x)) the completion of the transactions herein contemplated will not afford any of the parties to any Lease or any other person the right to terminate any Lease nor will the completion of the transactions herein contemplated result in any additional or more onerous obligation on any member of the Robeez Group under any Lease.

      (y) Business -- The Business is the only business operation carried on by the Robeez Group and all of the assets used therein are in good
            operating   condition   and  in  a  state  of  good   repair   and
            maintenance,   reasonable  wear  and  tear  excepted.   Except  as
            disclosed  in  Schedule 1.1(tt)  or  otherwise  disclosed  in this
            Agreement,   including,   without   limitation,   the   Disclosure
            Schedules, Robeez Footwear owns or leases all of the assets, which assets comprise all of the property and assets used in, or necessary for the conduct of, the Business as currently being conducted, with good and marketable title thereto, free and clear of any and all Encumbrances except Permitted Encumbrances or Encumbrances to be discharged by the Vendors at Closing.

      (z) Insurance -- Schedule 3.3(z) is a list of all insurance policies (including the name of the insurer, policy number, type of insurance, expiry date and details of pending claims) maintained by the Robeez Group. Such policies of insurance are of the type
            and  in  amounts   customarily   carried  by  persons   conducting
            businesses similar to those of the Robeez Group. The Robeez Group and the Vendors do not know of any threatened termination of, or premium increase with respect to, any of such policies. Except as set forth in Schedule 3.3(z), (i) each such insurance policy is enforceable and in full force and effect and has been in full force and effect (or policies containing substantially similar insurance coverage have been in full force and effect) since January 1, 2003; (ii) each such policy will continue to be enforceable and in full force and effect immediately following the Closing Date; (iii) neither the Vendors nor any member of the Robeez Group is in material breach or default (including the payment of premiums or the giving of notices) under any such policy, including events which would be a material breach or default with notice or the lapse of time, or which would permit termination, modification or acceleration, under such policy;
            (iv) neither the Vendors nor any member of the Robeez Group has received any notice from any insurer disclaiming coverage or
            reserving   rights  with  respect  to  a  particular  claim  or  a
            particular policy in general. Schedule 3.3(z) contains a list of all claims made under any such insurance policies of the Vendors or any member of the Robeez Group from January 1, 2004 throughout the date hereof. Except as set forth in Schedule 3.3(z), no member of the Robeez Group has any insurance claims outstanding.

      (aa) Banking Arrangements -- Schedule 3.3(aa) contains a true and complete list showing:

            (i) the name of each bank, trust company or similar institution in which any member of the Robeez Group has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto; and

            (ii) the name of each person holding a general or special power of attorney from any member of the Robeez Group and a summary of the terms thereof in respect of such bank accounts.

      (bb) Directors and Officers -- Schedule 3.3(bb) sets forth the names and titles of all directors and officers of each member of the Robeez Group immediately prior to the Closing Time.

      (cc) Guarantees -- Except as set forth in the Historical Financial Statements or otherwise disclosed in this Agreement, including, without limitation, the Disclosure Schedules, no member of the Robeez Group is a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the indebtedness of any other person or entity.

      (dd)  Intellectual Property --

            (i) Schedule 3.3(dd) sets forth all patents, registered and unregistered trademarks, registered copyrights, domain names and applications for any of the foregoing owned by or licensed to the Robeez Group that are material in the conduct of the Business of the Robeez Group.

            (ii) All registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property owned by the Robeez Group are valid and in full force and effect and are currently in compliance with formal legal requirements (including, without limitation, the payment of any taxes or maintenance fees), and no actions outside of the ordinary course of business are required to maintain their validity or effectiveness.

            (iii) Except as set forth in Schedule 3.3(dd) or otherwise disclosed in this Agreement, including, without limitation, the Disclosure Schedules, no member of the Robeez Group has transferred ownership of or granted any licence of or right to use or authorize the retention of any rights to use any Intellectual Property that is material in the conduct of the Business, to any other person.

            (iv) To the best of the Vendors' knowledge: (A) except as set forth in Schedule 3.3(hh) or otherwise disclosed in this Agreement, including, without limitation, the Disclosure Schedules, the operation of the Business as currently conducted, including the design, development, manufacture, marketing and sale of the products of the Robeez Group has not and does not infringe or misappropriate the intellectual property of any person, or violate the rights of any person (including rights to privacy or publicity); (B) except as set forth on Schedule 3.3(hh), no member of the Robeez Group has received notice from any person claiming that such operation or any act or product (including products currently under development) of the Robeez Group infringes or misappropriates the intellectual property of any other person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor to the knowledge of the Vendors is there any basis therefor).

            (v) Except as set forth in Schedule 3.3(dd) or otherwise disclosed in this Agreement, including without limitation, the Disclosure Schedules, to the best of the Vendors' knowledge:
                  (A) no person is infringing or misappropriating any Intellectual Property, that would have a Material Adverse Effect on the Business, taken as a whole; (B) there is no interference, opposition, reissue, reexamination or other proceeding of any nature pending or threatened, in which the scope, validity and/or enforceability of any Intellectual Property is being, has been or could reasonably be expected to be contested or challenged.

            (vi) Except as set forth in Schedule 3.3(dd) or otherwise disclosed in this Agreement, including, without limitation, the Disclosure Schedules, and to the best of the Vendors' knowledge, no Intellectual Property or product, technology or service of any member of the Robeez Group is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Robeez Group or that affects the validity, use or enforceability of Intellectual Property.

            (vii) Except as set forth in Schedule 3.3(dd), no royalty or other fee in respect of intellectual property, whether owned by any member of the Robeez Group or any other person, is required to be paid by any member of the Robeez Group to any other person, nor (except as disclosed in the Material Contracts) are the

                  Vendors bound by any contract to indemnify, defend, hold harmless or reimburse any other person with respect to any intellectual property infringement, misappropriation or similar claim. Except for moral rights which are not material to the operation of the Business or the exercise of such rights that would not have a Material Adverse Effect on the Business, taken as a whole, no employee, consultant or contractor of the Robeez Group has any claim, right (whether or not currently exercisable) or interest to or in any Intellectual Property. To the best of the Vendors' knowledge, no employee or independent contractor of the Robeez Group is:
                  (A) bound by or otherwise subject to any contract restricting him or her from performing his or her duties for the Robeez Group; or (B) in breach of any contract with any former employer or other person concerning intellectual property rights or confidentiality;

            (viii)Except as set forth in Schedule 3.3(dd), all present and former consultants, subcontractors and other persons, including without limitation employees, who have participated in the development of the Intellectual Property are subject to
                  written   agreements   under   which   all   rights  to  the
                  Intellectual Property created by them has been assigned to the members of the Robeez Group, except to the extent that the failure to obtain such agreements would not have a Material Adverse Effect on the Business, taken as a whole.

      (ee) Non-Arm's Length Transactions -- Except as set forth in Schedule 3.3(ee) or otherwise disclosed in this Agreement, including without limitation, the Disclosure Schedules, no director, officer or shareholder of the Robeez Group and no entity that is an Affiliate or Associate of one or more of such persons:

            (i) owns, directly or indirectly, any interest in or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business of any member of the Robeez Group or a lessor, lessee, supplier, distributor, sales agent or customer of the Business of any member of the Robeez Group;

           (ii) owns, directly or indirectly, in whole or in part, any property that any member of the Robeez Group uses in the operation of the Business, other than the property leased to the Robeez Group under the Leases;

           (iii) except for employment and consulting contracts, is party to any Contract with any member of the Robeez Group; or

           (iv) has any cause of action or other claim whatsoever against the Robeez Group in connection with the Business, except for any liabilities reflected in the Historical Financial Statements and claims in respect of salaries or other employment benefits payable in the ordinary course.

       (ff) Compliance with Covenants -- The Robeez Group has complied with, performed, observed and satisfied all material covenants, terms, conditions, obligations and liabilities required to be performed, observed, and satisfied by it, whether express or implied, which have arisen under the provisions of any of the Material Contracts and each of such Contracts and other instruments is valid and enforceable, each in accordance with its respective terms, and no party to any of them is in default thereunder or in breach thereof or would, with the giving of notice or the lapse of time or both, be in breach or default in any material respect.

       (gg) Compliance with Laws -- All laws, regulations, and orders of any governmental or regulatory authority having jurisdiction over any member of the Robeez Group or the Business are being, and have been, complied with in all material respects by the Robeez Group, as applicable.

       (hh) Litigation and Related Matters -- Except as set forth in Schedule 3.3(hh), or otherwise disclosed in this Agreement, including without limitation, the Disclosure Schedules, (i) there are no claims, actions, suits, investigations or proceedings pending or, to the best of the Vendors' knowledge, threatened, against or affecting the Robeez Group or the Business, at law or in equity, or before any arbitrator of any kind, or before or by any court or governmental or regulatory authority, domestic or foreign, and to the best of the Vendors' knowledge, there is no existing ground on which any such claim, action, suit, investigation or proceeding might be commenced with any reasonable likelihood of success; (ii) there are no injunctions (permanent or temporary, whether by order, judgment or decree of any court or governmental agency, authority or body) against the Robeez Group or any officer, director or employee of any member of the Robeez Group enjoining any such member or any officer, director or employee of any such member from engaging in or continuing any conduct or practice in connection with the Business, assets or properties of the Robeez Group; and (iii) there is no order, judgment or decree of any court, tribunal or agency enjoining or requiring any member of the Robeez Group to take any action of any kind with respect to the Business, assets or properties of the Robeez Group.

       (ii) Environmental -- Except as set forth in Schedule 3.3(ii):

            (i) the Robeez Group has been and is in compliance with all applicable federal, provincial, state, municipal or other laws, statutes, ordinances, bylaws, regulations, policies, orders, directives and decisions rendered by any governmental or regulatory authority relating to the protection of the environment, health, or safety matters (collectively, in this Section, "environmental laws"), except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business, taken as a whole;

            (ii) without limiting the generality of paragraph (i) above, each member of the Robeez Group:

                  (A) has operated their respective assets and Business; and

                  (B) has received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic substances or materials, petroleum or petroleum
                      products,   controlled  or  dangerous   substances  or
                      wastes     (collectively,     in     this     Section,
                      "contaminants");

                  in compliance with all applicable environmental laws and all Licenses (as defined in (ii) below) required or issued pursuant to all applicable environmental laws, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business, taken as a whole;

            (iii) there are no orders, rulings, directives, consent decrees, consent orders or settlement agreements issued or in effect, or, to the best of the Vendors' knowledge, pending or threatened against any member of the Robeez Group under or pursuant to any environmental laws requiring any investigation, remediation, cleanup, work, repairs, construction or capital expenditures with respect to the property or assets of any member of the Robeez Group or the conduct of the Business, taken as a whole;

            (iv) the Vendors have not released any contaminants and, to the best of the Vendors' knowledge, except as set forth on
                  Schedule 3.3(ii), no contaminants are currently present at, on or near, or have been released into the environment or deposited, discharged, placed or disposed of at, on, from or near, or are migrating to or from, any real property currently owned, leased, occupied or controlled by any member of the Robeez Group or any predecessor of any member of the Robeez Group;

            (v) no notice, correspondence or request for information with respect to any of the matters referred to in paragraphs (i),
                  (ii), (iii) or (iv) above, including any alleged violations by any member of the Robeez Group with respect thereto has been received by any member of the Robeez Group, and no writ, injunction, order or judgment is outstanding, and no legal proceeding or investigation under or pursuant to any environmental laws or relating to the Business is in progress or, to the best of the Vendors' knowledge pending or threatened, and to the best of the Vendors' knowledge, there are no grounds on which any such legal proceeding
                  might  be  commenced  with  any  reasonable   likelihood  of
                  success;

            (vi) to the best of the Vendors' knowledge, there are no pending or proposed changes in any environmental laws which would render illegal any operations or activities of any member of the Robeez Group or would otherwise adversely affect the conduct of the Business by or impose material costs or liabilities upon the Robeez Group;

            (vii) to the best of the Vendors' knowledge, there are no
                  underground storage tanks on any real property currently leased, occupied or controlled by any member of the Robeez Group; and

            (viii)the Vendors have provided to the Purchaser true and complete copies of all reports, assessments, audits, investigations and material correspondence with governmental or regulatory authorities relating to environmental, health or safety matters affecting the Business or the current or former properties, assets or operations of any member of the Robeez Group.

      (jj) Operating Permits and Licences -- Schedule 3.3(jj) sets out a complete and accurate list of all material licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "Licences") held by or granted to each member of the Robeez Group. There are no other licences, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business as presently conducted or to own or lease any of the property or assets utilized by each member of the Robeez Group, except for Licenses the absence of which would not have a Material Adverse Effect, individually or in the aggregate, and except for Licenses which would become required or necessary as a result of the business or activities in which the Purchaser is or proposes to be engaged. Each Licence is valid, subsisting and in good standing, and the holder thereof is not in default or breach of any Licence and no proceeding is pending or, to the best of the Vendors' knowledge, threatened to revoke or limit any Licence.

      (kk) No Business Restrictions -- Except as set forth in Schedule 3.3(kk) or otherwise disclosed in this Agreement, including, but not limited to, the Disclosure Schedules, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which any member of the Robeez Group is party or which is otherwise binding upon any member of the Robeez Group which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of any member of the Robeez Group, any acquisition of property (tangible or intangible) by any member of the Robeez Group or the conduct of business by any member of the Robeez Group.

      (ll) Inventory -- All inventory of the Robeez Group, whether or not reflected on the Audited Financial Statements or the Interim Financial Statements, consists of a quality and quantity usable and saleable in Robeez Group's ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Interim Financial Statements and except for inventory items having an aggregate value not to exceed $25,000. All inventories not written-off have been reflected on Robeez Group's books at the lower of cost or net realizable value.

      (mm) Customers and Suppliers -- No unfilled customer order or commitment obligating any member of the Robeez Group to process, manufacture or deliver products or perform services will result in a loss to the

            Robeez Group upon completion of performance. No purchase order or commitment of the Robeez Group is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products to be provided thereunder. No material supplier of the Robeez Group has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to the Robeez Group, and no material customer of the Robeez Group has indicated within the past year that it will stop, or decrease the rate of, buying materials or products from it. Schedule 3.3(mm) sets forth a list of (i) each customer that purchased more than 1,000 pairs of Robeez footwear during the last full fiscal year and the period through the date of the Interim Financial Statements, and (ii) each supplier of the Robeez Group that is the sole supplier in the marketplace of any significant product or component to the Robeez Group.

      (nn) Products -- No goods or products (i) manufactured, sold or delivered by the Robeez Group or (ii) manufactured, currently in inventory and ready to be sold or delivered at the Closing Date have been or are defective or in any way failed to comply with the terms of sale thereof or, in the case of goods or products ready to be sold or delivered at the Closing Date, would fail to comply with the terms of sale similar to the terms of sale upon which similar goods or products have been sold previously by the Robeez Group, so as to give a cause of action against the Robeez Group pursuant to any statutory provisions for the supply of goods with respect to which the statute of limitations has not yet expired or for breach of contract, negligence or otherwise. Each of the products produced or sold by the Robeez Group (A) is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (B) is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container, label or documentation for such product or in connection with its sale. There is no design defect with respect to any of such products and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

      (oo) Warranties and Indemnities -- Schedule 3.3(oo) sets forth the standard written warranty given to purchasers of products sold or supplied by the Robeez Group and all other written warranties given by the Robeez Group for products sold or supplied by the Robeez Group have been substantially similar to such warranty. There are no pending or, to the best of the Vendors' knowledge, threatened warranty or indemnity claims against any member of the Robeez Group in excess of $25,000 in any individual case, or in excess of $100,000 in the aggregate, and adequate reserves for all such claims known to the Vendors are reflected in the Historical Financial Statements.

      (pp) Jurisdictions -- The Robeez Group conducts business only in the jurisdictions set forth in Schedule 3.3(pp).

      (qq) Finder's Fees -- Except as set forth on Schedule 3.3(qq), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Vendors or the Robeez Group who might be entitled to any fee or commission from the Purchaser, or any of its respective Affiliates upon consummation of the transactions contemplated by this Agreement.

      (rr) Copies of Agreements -- True, correct and complete copies of all mortgages, leases, agreements, instruments, licences, permits, authorizations and other documents listed in Schedules 1.1(tt), 3.3(l), 3.3(v), 3.3(x), 3.3(z), 3.3(dd), 3.3(jj), 3.3(kk) and
            3.3(oo) have been delivered or made available by the Vendors to the Purchaser.

      (ss) Undisclosed Information -- None of the Vendors has any specific information relating to the Robeez Group or the Business which is not generally known or which has not been disclosed to the Purchaser and which, if known, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or on the value of the Purchased Shares.

      (tt) Disclosure -- No representation or warranty by the Vendors contained in this Agreement, and no statement contained in the Disclosure Schedules attached hereto or in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Vendors pursuant to this Agreement, and no other statement made by the Vendors or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

3.4   Nature and Survival of Representations and Warranties

      Subject to Article 9 hereof, the representations and warranties of each of the Vendors contained in this Agreement shall survive Closing in accordance with the following provisions:

      (a)   the representations and warranties specifically  contained   in
            Section 3.3(s) -- Taxes and Section 3.3(t) - U.S. Taxes shall survive and continue in full force and effect for the period commencing on the Closing Date and ending on the date on which
            the  last  applicable   limitation  period  (including  extensions
            thereof) under any applicable income tax or other tax legislation expires with respect to any taxation year which is relevant in determining any liability under this Agreement unless any of the Vendors has been fraudulent or has made any misrepresentation that is attributable to neglect, carelessness or wilful default in filing a return or supplying information to any taxation authority under any taxation legislation, in which case the survival of those representations and warranties relating to such tax matters shall be indefinite and provided the Robeez Group or the Purchaser does not execute any waiver or similar document or takes any action that extends such period without the prior written consent of the Vendors;

      (b) the representations and warranties set out in Section 3.2(h) - Shareholdings of the Vendors and Section 3.2(i) - Ownership by Purchaser hereof shall survive and continue in full force and effect indefinitely;

      (c) the representations and warranties set out in Section 3.2(a) - Capacity, Section 3.2(b) -Duly Incorporated, Section 3.2(c) - Duly Formed, Section 3.2(d) - Binding and Enforceable Agreement,
            Section 3.2(e)    -   Binding   Effect   of   Other    Agreements,
            Section 3.2(f) - Litigation and Related Matters;  Section 3.3(a) -
            Organization,    Section 3.3(b)    -    Power    and    Authority,
            Section 3.3(c) - Action, Section 3.3(d) - Binding Effect of Other Agreements and Section 3.3(ii) - Environmental shall survive and continue in full force and effect for five (5) years following the Closing Date; and

      (d) the remaining representations and warranties set forth in Article 3, or given by the Vendors in any other certificate, instrument, agreement or other document delivered pursuant to this Agreement, shall continue in full force and effect until March 31, 2008.

If no claim for indemnity pursuant to Article 9 shall have been made hereunder prior to expiry of the applicable survival period specified in this Section 3.4, the Vendors making the applicable representation or warranty shall have no further liability hereunder with respect to any such representation and warranty. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Article 9 shall survive the time at which it would otherwise terminate pursuant to Section 3.4, if written notice in reasonable detail of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given by the party seeking indemnification to the party against whom such indemnity may be sought prior to such time.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SRCL

4.1     Basis of Representations

       (a) Parent and SRCL each represent and warrant to the Vendors that each of the statements contained in Section 4.2 is true and correct as at the time of execution and delivery of this Agreement by the Purchaser, except for any such statement which expressly speaks as at some other time.

       (b) Any such statement which expressly speaks as at a time other than the time of execution and delivery of this Agreement by Parent and SRCL was or will be true and correct as at the time at which such statement speaks.

       (c) Each of such statements will be true and correct at the Closing Time and Parent and SRCL acknowledge that the Vendors are relying on such representations and warranties in connection with the sale of the Purchased Shares and the completion of the other transactions hereunder.

4.2   Representations and Warranties of Parent and SRCL

       (a) Due Incorporation and Organization of Purchaser -- Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. SRCL is corporation duly organized, validly existing and in good standing under the laws of the province of Ontario.

       (b) Corporate Power and Authority -- Each of Parent and SRCL has all necessary power, authority and capacity to enter into and perform its obligations pursuant to the terms of this Agreement and all agreements contemplated therein, to which Parent or SRCL is party, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so
            qualified  would  have  a  Purchaser   Material   Adverse  Effect,
            individually or in the aggregate.

       (c) No Conflicting Interests -- The execution, delivery and performance of this Agreement by Parent and SRCL and each and every agreement or document to be executed and delivered by them hereunder and the consummation of the transactions contemplated herein will not in any material respect violate, be in conflict with, result in a breach of, constitute a default, or cause the acceleration of any obligation of Parent or SRCL, under:

            (i) any agreement, instrument, licence, permit or authority to which Parent or SRCL is, or is entitled to be, a party or to which any or all of its property is subject;

            (ii) any provision of the articles, bylaws or resolutions of the board of directors (or any committee thereof) or shareholders, or any constating documents, as applicable of Parent or SRCL;

            (iii) any judgment, decree, order, statute, rule or regulation applicable to Parent or SRCL; or

            (iv) any provision of law or regulation of any governmental or regulatory authority or any judicial or administrative order, award, judgment or decree applicable to Parent or SRCL;

            except for such violations, conflicts, breaches, defaults or accelerations that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

       (d) Corporate Action -- At the Closing Time, Parent and SRCL will have taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into and the execution, delivery and performance of this Agreement and any other agreements to which it is a party contemplated herein, and the purchase of the Purchased Shares.

       (e) Binding and Enforceable Agreement -- This Agreement has been duly executed and delivered by Parent and SRCL and constitutes a
            legal,   valid  and   binding   obligation   of  Parent  and  SRCL
            enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

       (f) Binding Effect of Other Agreements -- At the Closing Time, each agreement contemplated to be executed and delivered hereunder by Parent and SRCL at or before the Closing Time will have been duly executed and delivered by Parent and SRCL, as applicable, and shall constitute a valid and binding obligation of Parent and SRCL, as applicable, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

       (g)  Regulatory Approvals of Transactions   --  No  permits,   licences,
            certifications,     approvals,    consents,     orders-in-council,
            legislation or other action of any governmental or regulatory authority are required for the execution, delivery or performance
            by  Parent  or  SRCL  of  this   Agreement  or  the   transactions
            contemplated   herein,   or  for  the   execution,   delivery   or
            performance   by   Parent   and  SRCL  of  any   other   agreement
            contemplated hereunder to be delivered by Parent or SRCL, as applicable, at or before the Closing Time or the transactions contemplated therein.

       (h) Investment Canada -- Each of Parent and SRCL is a "WTO Investor" within the meaning of the Investment Canada Act.

4.3   Nature and Survival of Representations and Warranties

The representations and warranties of Parent and SRCL contained in this Agreement shall survive Closing and, notwithstanding Closing or any documents delivered or investigations made in connection therewith, shall continue in full force and effect for the benefit of the Vendors until March 31, 2008. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Article 9 shall survive the time at which it would otherwise terminate pursuant to Section 4.2, if written notice in reasonable detail of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given by the party seeking indemnification to the party against whom such indemnity may be sought prior to such time.

                                   ARTICLE 5
                            COVENANTS OF THE VENDORS

5.1   No Shop; Transfer

      The Vendors agree with the Purchaser that, during the period from the date hereof to the Closing Time, they shall not, nor shall they permit any of their respective Affiliates, Associates, agents, consultants, advisors or representatives to:

        (i) directly or indirectly, solicit any proposal relating to the acquisition by another party of all or any portion of the capital stock of any member of the Robeez Group or all or any portion of the assets of the Business; or

        (ii) directly or indirectly, engage in any discussions or negotiations with any other party regarding any such acquisition, or otherwise encourage or facilitate any efforts by any other party to engage in such an acquisition;

        (iii) sell, transfer or dispose, or agree to sell, transfer or dispose, of all or any portion of the capital stock of any member of the Robeez Group or all or any portion of the assets of the Business, other than, with respect to the sale or disposition of assets, those made in the ordinary course of business and consistent with past practice.

5.2   Access to the Robeez Group

      The Vendors shall forthwith provide reasonable access to the Purchaser and its authorized representatives, if requested by the Purchaser, to all title documents, Contracts, financial statements, minute books, share certificate books, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Robeez Group and the Business. The Vendors and the Robeez Group shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Business and the property, assets, undertaking, records and documents of the Robeez Group during normal business hours. The Vendors and the Robeez Group shall afford the Purchaser reasonable access to the employees and authorized representatives of the Robeez Group during normal business hours. At the request of the Purchaser, the Vendors shall execute or cause to be executed such consents, authorizations and directions as may be reasonably necessary to permit any inspection of the Business and any property of the Robeez Group or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Robeez Group and any of the assets of the Robeez Group maintained by governmental or other public authorities.

5.3   Delivery of Books and Records

      At the Closing Time there shall be delivered to the Purchaser, by the Vendors, all of the books and records of and relating to the Robeez Group and the Business. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six (6) years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to their matters, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such books or records.

5.4   Conduct Prior to Closing

      Without in any way limiting any other obligations of the Vendors hereunder and excluding the Pre-Closing Transactions, during the period from the date hereof to the Closing Time:

      (a) Conduct Business in the Ordinary Course -- The Vendors shall cause the Robeez Group to conduct the Business and the operations and affairs of the Robeez Group in the ordinary and normal course of business consistent with past practice, and the Robeez Group shall not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a
            breach  of  any  representation,   warranty,   covenant  or  other
            obligation of the Vendors contained herein, and provided further that the Vendors shall not enter into any material supply arrangements relating to the Robeez Group, make any material decisions or enter into any material Contracts with respect to the Robeez Group, increase the compensation payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees who are not
            officers  in  accordance  with  past   practices,   or  grant  any
            severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee, or establish, adopt, enter into or amend any Employee Plan without the consent of the Purchaser, which consent shall not be unreasonably withheld;

      (b) Continue Insurance -- The Vendors shall cause the Robeez Group to continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

      (c) Contractual Consents -- The Vendors shall use their best efforts to give or obtain or cause the Robeez Group to give or obtain the notices, consents and approvals described in Schedule 3.3(m);

      (d) Preserve Goodwill -- The Vendors shall use their best efforts to preserve, and cause the Robeez Group to preserve intact, the

            Business and the property, assets, operations and affairs of the Robeez Group and to carry on the Business and the affairs of the Robeez Group as currently conducted, and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Robeez Group;

      (e) Absence of Changes -- The Vendors and the Robeez group shall not take any action which would cause the representations in section 3.3(p) of the Agreement to be untrue at the Closing Time, without the consent of the Purchaser.

      (f) Discharge Liabilities -- The Vendors shall cause the Robeez Group to pay and discharge the liabilities of the Robeez Group in the ordinary course in accordance and consistent with the past practice of the Robeez Group, except those contested in good faith by the Robeez Group;

      (g) Corporate Action -- The Vendors shall use their best efforts to take and cause the Robeez Group to take all necessary action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, and to complete the transfer of the Purchased Shares to the Purchaser, and to cause all necessary meetings of directors, shareholders of the Robeez Group to be held for such purpose; and

      (h) Best Efforts -- The Vendors shall use their best efforts to satisfy the conditions contained in Section 7.1.

5.5   Delivery of Documents

      The Vendors shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances.

5.6   Notice to Purchaser

      From and after the date of this Agreement until the Closing Date, the Vendors shall promptly notify the Purchaser in writing:

      (a) regarding any development which has or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

      (b) if they have determined that a state of facts exists which will result in a representation or warranty contained in Article 3 hereof being untrue as of the Closing Date, or any breach of a condition set out in Section 7.1.

5.7   Expenses

      Except as otherwise provided herein, all costs and expenses incurred by the Vendors and the Robeez Group in connection with this Agreement, the related transaction documents and the consummation of the transactions contemplated hereby and thereby shall be paid by the Vendors and the Robeez Group, whether or not any of the transactions contemplated hereby is consummated.

5.8   Delivery of Robeez Group Closing Documentation

      The Vendors shall deliver to the Purchaser good standing certificates and certificates of status, as applicable for each member of the Robeez Group, and two copies, certified by a senior officer of each member of the Robeez Group, dated as of the Closing Date, of the articles of organization or constating documents, as applicable, for each member of the Robeez Group, and by-laws of each member of the Robeez Group. The Vendors shall also execute and deliver or cause to be executed and delivered two copies of each of such other documents relevant to the Closing as the Purchaser, acting reasonably, may request.

                                   ARTICLE 6
                           COVENANTS OF THE PURCHASER

6.1   Delivery of the Purchaser's Closing Documentation

      The Purchaser shall deliver to the Vendors good standing certificates and certificates of status, as applicable for each of Parent and SRCL, and two copies, certified by a senior officer of each of Parent and SRCL, dated as of the Closing Date, of the articles of organization or constating documents, as applicable, for each of Parent and SRCL, and by-laws of each of Parent and SRCL. The Purchaser shall also execute and deliver or cause to be executed and delivered two copies of each of such other documents relevant to the Closing as the Vendors, acting reasonably, may request.

6.2 Tax Returns

      The Purchaser shall cause each member of the Robeez Group to file a tax return in respect of its deemed fiscal year end on the change of control resulting from the transactions contemplated in this Agreement to the extent required under applicable law. The Purchaser will cause Robeez Holdings, Robeez US Holdings Ltd., Robeez International and Robeez Footwear to elect in any return of income under Part 1 of the Tax Act filed for such company's taxation year ended immediately before the acquisition of control by the Purchaser not to have subsection 256(9) of the Tax Act apply.

6.3 Expenses

      Except as otherwise provided herein, all costs and expenses incurred by the Purchaser in connection with this Agreement, the related transaction documents and the consummation of the transactions contemplated hereby and thereby shall be paid by the Purchaser, whether or not any of the transactions contemplated hereby is consummated.

                                   ARTICLE 7
                              CONDITIONS OF CLOSING

7.1   Conditions of Closing in Favour of the Purchaser

      The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Closing Time:

      (a) Representations and Warranties -- The representations and warranties of the Vendors contained in this Agreement shall be true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of the Vendors dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

      (b) Covenants -- All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors and the Robeez Group at or before the Closing Time shall have been complied with or performed, and certificates of the Vendors dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

      (c) Contractual Consents -- The Vendors shall have given or obtained the notices, consents and approvals described in Schedule 3.3(m) and delivered copies of such notices, consents or approvals to the Purchaser, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

      (d) Material Adverse Change -- There shall have been no Material Adverse Change since the date of this Agreement;

      (e) Receipt of Closing Documentation -- The Purchaser shall have received all documentation required to be delivered by the Vendors to the Purchaser at or before the Closing Time in accordance with this Agreement, including, without limitation, as provided in
            Section 5.8 of this Agreement;

      (f) No Action or Proceeding -- No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

      (g) Statutory Restrictions -- There shall be no impediment, prohibition or restriction existing and no offence would occur or result at the Closing Time under any applicable statute or regulation to which the transactions contemplated hereby would be subject, due to the consummation of the transactions contemplated hereby;

      (h) Legal Matters All actions, proceedings, instruments and documents required to implement this Agreement or instrumental thereto, and all legal matters relating to the purchase of the Purchased Shares contemplated shall have been approved as to form and legality by the Purchaser, acting reasonably; and

      (i) Kenton Low Option -- Robeez Footwear and Kenton Low shall have entered into the Kenton Low Option Termination Agreement, which shall provide for the termination of the option held by Kenton Low using the corporate funds of Robeez Footwear, and the payment due to Kenton Low under the Kenton Low Option Termination Agreement shall have been made, less the statutory withholding payments required.

If any of the conditions contained in this Section 7.1 shall not be performed or fulfilled at or prior to the Closing Time to the satisfaction of the Purchaser, the Purchaser may, by notice to the Vendors, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement, other than the obligations contained in Sections 10.1, 10.7, 10.8 and 10.9, without prejudice to any remedies available to the Purchaser as a result of a breach of covenant, representation or warranty by the Vendors. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty. If no such notice is given prior to the completion of Closing, then the Purchaser shall be deemed to have elected to proceed with Closing as contemplated by Article 8, without prejudice to its right to claim damages for breach of any representation, warranty or covenant, unless expressly waived.

7.2   Conditions of Closing in Favour of the Vendors

      The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors, to be fulfilled or performed at or prior to the Closing Time:

      (a) Representations and Warranties -- The representations and warranties of Parent and SRCL contained in this Agreement shall be true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of a senior officer of Parent and SRCL dated the Closing Date to the effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

      (b) Covenants -- All of the terms, covenants and conditions of this Agreement to be complied with or performed by Parent and SRCL at or before the Closing Time shall have been complied with or performed, and a certificate of a senior officer of Parent and SRCL dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

      (c) Receipt of Closing Documentation -- The Vendors shall have received all documentation required to be delivered by the Purchaser to the

            Vendors at or before the Closing Time in accordance with this Agreement, including, without limitation, as provided in Section 6.1 of this Agreement;

      (d) No Action or Proceeding -- No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

      (e) Statutory Restrictions -- There shall be no impediment, prohibition or restriction existing and no offence would occur or result at the Closing Time under any applicable statute or regulation to which the transactions contemplated hereby would be subject, due to the consummation of the transactions contemplated hereby; and

      (f) Legal Matters -- All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, shall have been approved as to form and legality by the Vendors, acting reasonably.

If any of the conditions in this Section 7.2 shall not be performed or fulfilled at or prior to the Closing Time to the satisfaction of the Vendors, the Vendors may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement, other than the obligations contained in Sections 10.1, 10.7, 10.8 and 10.9, without prejudice to any remedies available to the Vendors as a result of a breach of covenant, representation or warranty by the Purchaser. Any such condition may be waived in whole or in part by the Vendors without prejudice to any claims they may have for breach of covenant, representation or warranty. If no such notice is given prior to the completion of Closing, then the Vendors shall be deemed to have elected to proceed with Closing as contemplated by Article 8, without prejudice to the Vendors' right to claim damages for breach of any representation, warranty or covenant, unless expressly waived.

                                    ARTICLE 8
                                     CLOSING

8.1   Place of Closing

      The Closing shall take place at the Closing Time at Messrs. Farris, Vaughan, Wills & Murphy LLP, 25th Floor, 700 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed upon by the Vendors and the Purchaser, and shall be deemed effective as of the Effective Time.

8.2   Deliveries by Vendors at Closing

      At the Closing Time and at the place of Closing, the Vendors shall deliver to the Purchaser:

      (a) a certificate signed by the Vendors with respect to the representations, warranties and covenants of the Vendors pursuant to Sections 7.1(a) and 7.1(b);

      (b) the share certificates representing the Purchased Shares, duly endorsed for transfer to Parent and SRCL, as applicable, or as they may direct;

      (c) certificates of incumbency for each member of the Robeez Group listing all of their respective directors and officers as at Closing;

      (d) certified copies of the constating documents and, if applicable, the bylaws of each member of the Robeez Group;

      (e) certificates of good standing or status of each member of the Robeez Group;

      (f) a certified copy of a resolution of the directors of Robeez Holdings, Robeez International and Robeez US Holdings Ltd. consenting to the transfer of the Purchased Shares to the Purchaser and authorizing the registration of such transfer on the central securities register of Robeez Holdings, Robeez International and Robeez US Holdings Ltd., respectively;

      (g) any and all necessary consents set out in Schedule 3.3(m), pursuant to the Material Contracts to the transfer of the Purchased Shares pursuant to the terms of this Agreement;

      (h) the minute books and corporate seals (if any) of each member of the Robeez Group;

      (i) the legal opinion of the Vendors' Solicitors substantially in the form attached hereto as Exhibit 1, dated as of the Closing Date;

      (j) a release executed by the Vendors in favour of the Robeez Group and the Purchaser and its Affiliates in the form annexed hereto as
            Exhibit 2;

      (k) a release executed by Fingarson & Consultants Ltd. and Fingarson with respect to the termination of the consulting agreement with Robeez Footwear;

      (l) a comfort letter from HSBC Bank Canada with respect to the payout and discharge of the Robeez Group credit facilities with HSBC Bank Canada;

      (m) resignations of such directors and officers of the Robeez Group as the Purchaser may specify effective as of the Closing Time;

      (n)   the Escrow Agreement duly executed by each of the Vendors;

      (o) a termination agreement executed by all parties to the Shareholders' Agreement terminating the Shareholders' Agreement;

      (p) a release executed by each holder of a Shareholder Loan acknowledging receipt of payment in full for such Shareholder Loan;

      (q) a consulting agreement with the Purchaser duly executed by SLW Consulting Inc. and Wilson, in a form satisfactory to SLW Consulting Inc.;

      (r) a non-compete agreement with the Purchaser duly executed by Wilson, in a form satisfactory to Wilson;

      (s) confirmation and release agreements executed by (i) Kenton Low in connection with Kenton's Change of Control Agreement, and (ii) Mikel Rhodes in connection with Mikel's Change of Control Agreement and

      (t) such other certificates or documents as the Vendors are required to deliver pursuant to the terms of this Agreement or as the Purchaser may reasonably require to give effect to this Agreement.

8.3   Deliveries by Purchaser at Closing

      At the Closing Time and at the place of Closing, the Purchaser shall deliver to the Vendors:
      (a) a wire transfer to the Vendors' Solicitors in an amount equal to the amount set out in Section 2.2 prior to the adjustments set out in Sections 2.5, 9.9, 9.14 and 9.15, less (i) the CapWest Fee; and (ii) the Working Capital Deficiency estimated pursuant to Section 2.5(a), if applicable;

      (b) confirmation of wire transfer to the Escrow Agent in an amount equal to the Indemnity Holdback, the Change of Control Holdback, the Idealever Holdback and the Working Capital Escrow Amount and a receipt from the Escrow Agent acknowledging receipt of such funds;

      (c) a wire transfer to the Vendors' Solicitor in an amount equal to the Shareholders' Loans outstanding on the Closing Date;

      (d) confirmation of wire transfer of the Outstanding Third Party Debt in a form satisfactory to the Vendors, if such debts are paid out by the Purchaser;

      (e) confirmation of payment of the CapWest Fee in a form satisfactory to the Vendors;

      (f) a certificate executed by each of Parent and SRCL with respect to the representations, warranties and covenants of Parent and SRCL pursuant to Sections 7.2(a) and 7.2(b);

      (g) a certified copy of a resolution of the directors of Parent and SRCL approving this Agreement and the transactions contemplated hereby;

      (h) the legal opinion of the Purchaser's Solicitors substantially in the form attached hereto as Exhibit 3, dated as of the Closing Date;

      (i) a consulting agreement with SLW Consulting Inc. and Wilson duly executed by the Purchaser, in a form satisfactory to the Purchaser;

      (j) a non-compete agreement with Wilson duly executed by the Purchaser, in a form satisfactory to the Purchaser;

      (k) the Escrow Agreement duly executed by the Purchaser and the Escrow Agent, together with confirmation of receipt of the Change of Control Holdback, the Indemnity Holdback, the Idealever Holdback and the Working Capital Escrow Amount from the Escrow Agent, in a form satisfactory to the Vendors; and

      (l) such other certificates or documents as the Purchaser is required to deliver pursuant to the terms of this Agreement or as the Vendors may reasonably require.

8.4   Closing Escrow

      All payments or documents delivered by any person at the Closing Time shall be deemed not to have been delivered until each of the Vendors and the Purchaser have declared that they are satisfied with the form and substance of all of the payments and documents to be delivered to such person at Closing and all conditions to the delivery or release of any payments or documents to be delivered at the Closing Time by parties other than the Vendors or the Purchaser shall have been satisfied.

8.5   Flow of Funds

      The Vendors and the Purchaser shall cooperate with each other to prepare a detailed funds flow statement showing all parties entitled to payments under or in connection with this Agreement and containing the wire or other payment instructions for all such parties. The funds flow statement is attached hereto as Exhibit 6.

                                   ARTICLE 9
                                 INDEMNIFICATION

9.1   Indemnification by the Vendors.

      Subject to limitations set forth in Section 9.8, the Vendors shall, jointly and severally, indemnify, defend and save harmless the Purchaser from and against any and all Losses suffered or incurred by the Purchaser or any member of the Robeez Group as a result of, arising from or in connection with:

      (a) any representation or warranty made or given by the Vendors in this Agreement or any agreement, certificate or other document delivered by the Vendors pursuant to this Agreement having been false or misleading as of the time when made or as of the Closing Date;

      (b) any failure by the Vendors to observe or perform any covenant or obligation contained in this Agreement or in any agreement or other document entered into by the Vendors pursuant to this Agreement; and

      (c) any claim for unpaid taxes and resulting penalties due with respect to the Pre-Closing Transactions, including any penalties arising from a failure to timely file any tax returns required in connection with the Pre-Closing Transactions.

9.2   Indemnification by the Parent and SRCL.

      Parent and SRCL shall, jointly and severally, indemnify, defend and save harmless the Vendors from and against any and all Loss suffered or incurred by the Vendors as a result of, arising from or in connection with:

      (a) any representation or warranty made or given by Parent or SRCL in this Agreement or any agreement, certificate or other document delivered by Parent or SRCL pursuant to this Agreement having been false or misleading as of the time when made or as of the Closing Date;

      (b) any failure by Parent or SRCL to observe or perform any covenant or obligation contained in this Agreement or in any agreement or other document entered into by Parent or SRCL pursuant to this Agreement.

9.3   Manner of Payment

      An Indemnified Party making a claim for indemnification under this Article 9 shall provide written notice of the claim to the Indemnitor, which written notice shall set out a description of the claim, the amount claimed by the Indemnified Party (if known and quantifiable, and including any taxes included in the amount of the claim) and the basis for the claim. Any Indemnity Payments described in this Article 9 shall include interest on such amounts at the Prime Rate from the date of Loss by the Indemnified Party to the date of payment and shall be paid in full by the Indemnitor within 30 days after the determination of the amount of the Indemnity Payment. If payment for any Loss is to be made out of funds held by the Escrow Agent, the parties shall direct the Escrow Agent to release from such funds the amount of the Loss.

9.4   Notice of Third Party Claims

      If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim or obtains knowledge of any threatened Third Party Claim, the Indemnified Party shall give the Indemnitor reasonably prompt notice thereof, but in any event no later than 30 days after receipt of any written notice of such Third Party Claim. Such notice to the Indemnitor shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party.

9.5 Defence of Third Party Claims

      The Indemnitor may participate in, at its sole cost and expense, or, if it gives written notice to the Indemnified Party that the Indemnitor agrees that it is obligated under the terms of its indemnity in connection with such claim, assume the defence of any Third Party Claim by giving notice to that effect to the Indemnified Party at any time after receiving notice of that Third Party Claim, provided, however, that the Vendors, acting as Indemnitor, shall be entitled to assume the defence of only those Third Party Claims pursuant to which (i) such third party seeks solely monetary damages; (ii) an adverse resolution of such third party's claim would not have a material adverse effect on the goodwill or reputation of the Purchaser or the Robeez Group or on the future conduct of the business of the Purchaser or the business of the Robeez Group. If the Indemnitor elects to assume the defence of any such Third Party Claim or proceeding and complies with the foregoing sentence, the Indemnitor shall (i) provide prompt notice of such election to the Indemnified Party, (ii) consider in good faith the views of the Indemnified Party and its counsel regarding such Third Party Claim and (iii) seek the consent of the Indemnified Party and its counsel (not to be unreasonably withheld, it being agreed that a material adverse effect on the Purchaser's or any member of the Robeez Group's business and operations shall be deemed to be a reasonable basis to withhold consent) prior to any settlement or compromise of such Third Party Claim and related proceedings unless such settlement or compromise shall consist only of the payment of money by the Indemnitor and includes a full release of such

Indemnified Party. The Indemnitor's right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnitor agrees to pay all of its own expenses of participating in or assuming such defence. The Indemnified Party shall cooperate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnitor, and may participate in such defence assisted by counsel of its own choice at its own expense, (except that the Indemnitor will be responsible for the fees and expenses of a single co-counsel to the extent that such co-counsel reasonably concludes that the counsel the Indemnitor has selected has a conflict of interest and provides timely notice of such fact to the Indemnitor). Unless the Indemnified Party has received notice that the Indemnitor has elected to assume the defence of such Third Party Claim, the Indemnified Party may assume such defence, assisted by counsel of its own choosing, and the Indemnitor shall be liable for all reasonable costs and expenses paid or incurred in connection therewith and any Loss suffered or incurred by the Indemnified Party with respect to such Third Party Claim. If an Indemnitor elects to assume the defence of any Third Party Claim as provided in this Section 9.5, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnitor consents in writing to such payment or unless the Indemnitor withdraws from the defence of such asserted liability or unless a final judgment from which no appeal may be taken is entered against the Indemnified Party for such liability. However, if the Indemnitor does not elect to defend such Third Party Claim in accordance with the provisions above, fails to take reasonable steps necessary to defend diligently such Third Party Claim, or withdraws from such defence, the Indemnified Party may, at its option, elect to assume the defence of such Third Party Claim and/or to compromise or settle the Third Party Claim assisted by counsel of its own choosing, and the Indemnitor shall be liable for all reasonable costs and expenses paid or incurred in connection therewith.

9.6   Assistance for Third Party Claims

      The Indemnitor and the Indemnified Party will use all reasonable efforts to make available to the party which is undertaking and controlling the defence of any Third Party Claim (the "Defending Party"):

      (a) those employees whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim;

      (b) all documents, records and other materials in the possession of such party reasonably required by the Defending Party for its use in defending any Third Party Claim; and

      (c) shall otherwise cooperate with the Defending Party. The Indemnitor shall be responsible for all reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees made available by the Indemnified Party to the Indemnitor hereunder, which expenses shall not exceed the actual out-of-pocket cost to the Indemnified Party associated with such employees (excluding normal salaries, wages and benefits).

9.7   Failure to Give Timely Notice

      Except in connection with the notice obligations under Section 9.5, a failure to give timely notice as provided in this Article 9 shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage, becomes liable for a larger Loss, loses the benefit of any available defence (in whole or in part), or was otherwise prejudiced as a result of such failure.

9.8   Limitations

      The liability of the parties with respect to any claims for indemnity under this Agreement shall be subject to the following limitations:

      (a) no claims for indemnification may be made by the Purchaser against the Vendors in respect of any Loss arising in connection with Sections 9.1(a) or 9.1(b) unless the aggregate of all Losses suffered or incurred by the Purchaser in respect of all such Losses exceeds $250,000 in the aggregate, in which event the whole amount of all such Losses (i.e. not just the excess over $250,000) may be recovered by the Purchaser;

      (b) no claims for indemnification may be made by the Vendors against the Purchaser in respect of any Loss arising in connection with any misrepresentation or breach of warranty made or given by the Purchaser in this Agreement, unless the aggregate of all Losses suffered or incurred by the Vendors in respect of all such misrepresentations or breaches of warranty exceeds $250,000 in the aggregate, in which event the whole amount of all such Losses (i.e. not just the excess over $250,000) may be recovered by the Vendors;

      (c) the liability of each Vendor for the representations and warranties contained in Section 3.2, are several (and not joint and several) and shall be limited to such Vendor's proportionate share of the Purchase Price; and

      (d) notwithstanding any other provision contained herein, the aggregate liability of the Vendors for all Losses shall not exceed $6,000,000, excluding:

            (i) claims for indemnification for breaches of any of the representations and warranties contained in Sections 3.2, 3.3(a), 3.3(b) or 3.3(g);

            (ii)  claims for indemnification pursuant to Sections 9.1(c).

      The limitations contained in this Section 9.8 shall not apply to any amounts payable pursuant to Section 2.5 or Section 9.14.

9.9   Indemnity Holdback

     The Escrow Agent shall hold the Indemnity Holdback pursuant to the terms of the Escrow Agreement as security for the Vendors' obligations set out in Section
9.1. If the Purchaser has not provided written notice to the Vendors and the Escrow Agent by August 31, 2007 setting out in reasonable detail the basis for a claim for indemnification pursuant to Section 9.1, one-half of the Indemnity Holdback (plus all accrued interest thereon) shall be released by the Escrow Agent to the Vendors. The balance of the Indemnity Holdback (together with accrued interest thereon) shall be released by the Escrow Agent to the Vendors on March 31, 2008 provided the Purchaser has not made a claim against the Vendors for indemnification pursuant to Section 9.1. The Purchase Price set out in Section 2.2 shall be increased by the amount of the Indemnity Holdback, if any, that is released to the Vendors pursuant to this Section.

9.10 All Claims

      No claim may be made by any party against the other after the Closing for any Loss arising as a result of any breach or default under this Agreement or any agreement, certificate or other document delivered pursuant to this Agreement except pursuant to and subject to this Article 9.

9.11 Certain Taxes and Fees

     All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Purchaser when due.

9.12 Tax Liabilities

     The parties hereto agree that with regard to any Loss in respect of liability under the Tax Act or any other applicable taxing legislation in respect of which the Vendors have agreed to indemnify the Purchaser in accordance with the terms of this Agreement and any related agreements, all Losses shall be reduced by the net amount of Tax benefits that are actually realized by the Purchaser or any member of the Robeez Group by reason of such Loss, liability or damage in the tax year that such indemnification payment is required to be included in taxable income or if and to the extent that such Tax benefits are actually realized within the subsequent two (2) calendar years, and provided further that such Tax benefits shall be treated as reducing taxable income of the Purchaser or any member of the Robeez Group only after all other Tax benefits of the Purchaser or any member of the Robeez Group available to reduce taxable income are so used. The Purchaser agrees that it will endeavor to apply such Losses against any taxable income available to the extent possible so that the Vendors will have the benefit of this Section.

9.13  Principal Indemnities

      Notwithstanding Section 9.8:

     (a) Wilson hereby guarantees all representations, warranties and covenants of the Wilson Trust and WilsonCo contained in this Agreement or in any agreement or other document entered into by the Wilson Trust or WilsonCo pursuant to this Agreement, and agrees to indemnify and save harmless the Purchaser from any Loss arising from any breach of such representations, warranties and covenants.

     (b) Garrett hereby guarantees all representations, warranties and covenants of the Garrett Trust contained in this Agreement or in any agreement or other document entered into by the Garrett Trust pursuant to this Agreement, and agrees to indemnify and save harmless the Purchaser from any Loss arising from any breach of such representations, warranties and covenants.

     (c) Fingarson hereby guarantees all representations, warranties and covenants of the Fingarson Trust and FingarsonCo contained in this Agreement or in any agreement or other document entered into by the Fingarson Trust or FingarsonCo pursuant to this Agreement, and agrees to indemnify and save harmless the Purchaser from any Loss arising from any breach of such representations, warranties and covenants.

9.14  Change of Control Holdback

      (a) The Vendors shall be responsible for and shall jointly and severally indemnify the Purchaser and the Robeez Group for the following amounts if and when payable by Robeez Footwear, any other member of the Robeez Group or any successor in interest of the foregoing (the "CoC Payor"):

          (i) the difference between (A) the amount of any severance and/or change of control payments (as determined in accordance with Kenton's Change of Control Agreement and Kenton's Employment Agreement) payable to Kenton Low pursuant to Kenton's Change of Control Agreement and Kenton's Employment Agreement in excess of $459,207 (the "Kenton Excess CoC Amount") and (B) the CoC Tax Benefit (as defined in Section 9.14(c) hereof) attributable to the Kenton Excess CoC Amount (the difference between (A) and
                (B) in each of this sub-paragraph (i) and sub-paragraph (ii) below shall be referred to herein separately and together as the "After-Tax CoC Amount"); and

          (ii) the difference between (A) the amount of any severance and/or change of control payments (as determined in accordance with Mikel's Change of Control Agreement and Mikel's Employment Agreement) payable to Mikel Rhodes pursuant to Mikel's Change of Control Agreement and Mikel's Employment Agreement in excess of $259,757 (the "Mikel Excess CoC Amount") and (B) the CoC Tax Benefit attributable to the Mikel Excess CoC Amount (the difference between (A) and (B) in each of this sub-paragraph (i) and sub-paragraph (ii) below shall be referred to herein separately and together as the "After-Tax CoC Amount").

      (b) Subject to Sections 9.14(c), 9.14(d) and 9.14(e) hereof, the Change of Control Holdback was calculated as an estimate of the after-tax cost to the CoC Payor of the sum of (x) the Kenton Excess CoC Amount set forth in the Kenton Acknowledgment and Release and (y) the Mikel Excess CoC Amount set forth in the Mikel Acknowledgment and Release, assuming (A) such payments are fully deductible from the taxable income of the CoC Payor in the year in which they are paid and (B) an effective tax rate of 34.12%. The Escrow Agent shall hold the Change of Control Holdback pursuant to the terms of the Escrow Agreement as security for the Vendors' obligations under this Section 9.14. The parties shall direct the Escrow Agent to release the Change of Control Holdback as follows:

          (i) if prior to the second anniversary date of the Closing Date the CoC Payor is required to pay any portion of the Kenton Excess CoC Amount to Kenton Low, the parties shall direct the Escrow Agent to release from the Change of Control Holdback to the CoC  Payor  an  amount  equal  to the  lesser  of the
                following:   (A)  the  balance  of  the  Change  of  Control
                Holdback then held by the Escrow Agent, including any interest accrued thereon, and (B) the After-Tax CoC Amount calculated consistently with the calculation of the Change of Control Holdback; and

          (ii) if prior to the second anniversary date of the Closing Date the CoC Payor is required to pay any portion of the Mikel Excess CoC Amount to Mikel Rhodes, the parties shall direct the Escrow Agent to release from the Change of Control Holdback to the CoC Payor an amount equal to the lesser of the following: (A) the balance of the Change of Control Holdback then held by the Escrow Agent, including any interest accrued thereon, and (B) the After-Tax CoC Amount calculated consistently with the calculation of the Change of Control Holdback; and

          (iii) on the day following the second anniversary date of the Closing Date, the parties shall direct the Escrow Agent to release the balance, if any, of the Change of Control Holdback, together with any interest accrued thereon, to the Vendors unless Kenton Low or Mikel Rhodes have made a claim for their respective severance and/or change of control payments and such claim has not been finally resolved. If any portion of the Change of Control Holdback is released to the Vendors pursuant to this Section 9.14, the amount released shall be added to and increase the Purchase Price.

     If any amount is paid to the CoC Payor pursuant to Section 9.14(i), the Purchaser agrees that it will reimburse the Vendors for any such amount if the Purchaser or any Affiliate of the Purchaser hires or retains the services of Kenton Low at any time after such amount is paid until three (3) years after the Closing Date.

      (c) For purposes of determining the liability of the Vendors pursuant to
Section 9.14(a), the following definitions apply:

            (i) "Applicable Income Tax Return" means the income tax return of the CoC Payor under the Tax Act for a taxable year in which the Kenton Excess CoC Amount or Mikel Excess CoC Amount, as applicable, was paid.

            (ii) "CoC Tax Benefit" means an amount equal to the excess of (A) the amount of Tax calculated at the actual effective tax rate ("CoC Payor Tax") that would have been incurred by the CoC Payor with respect to the taxable year in which the Kenton Excess CoC Amount or Mikel Excess CoC Amount, as applicable, was paid, calculated as if the Compensation Expense Deductions were Zero Dollars ($0), over (B) the actual amount of CoC Payor Tax with respect to the taxable year in which Kenton Excess CoC Amount or Mikel CoC Amount, as applicable, was paid, as determined by the CoC Payor on the date the Applicable Income Tax Return is filed; provided, however, that if the CoC Payor does not have sufficient taxable income in such year to use the entire amount of the Compensation Expense Deductions, the CoC Tax Benefit attributable to the unused portion of the Compensation Expense Deductions shall be treated as reducing the amount of liability of the Vendors pursuant to Section 9.14(a) if and to the extent that such unused portion of the Compensation Expense Deductions is used by the CoC Payor (taking into account first all other tax benefits available to CoC Payor to reduce taxable income in the year so used) within the subsequent two (2) calendar years.

            (iii) "Compensation Expense Deductions" means an amount equal to the
                  Kenton Excess CoC Amount or Mikel Excess CoC Amount, as applicable, if and to the extent actually paid by the CoC Payor.

            (iv) "Kenton Acknowledgment and Release" means the Confirmation Agreement between Robeez Footwear and Kenton Low dated September 1, 2006, relative to Kenton's Change of Control Agreement and Kenton's Employment Agreement.

            (v) "Kenton's Employment Agreement" means the Employment Agreement dated May 1, 2006, as amended to date, between Robeez Footwear and Kenton Low.

            (vi) "Mikel Acknowledgment and Release" means the Confirmation Agreement between Robeez Footwear and Mikel Rhodes dated September 1, 2006, relative to Mikel's Change of Control Agreement and Mikel's Employment Agreement.

            (vii) "Mikel's Employment Agreement" means the Employment Agreement dated October 27, 2004, as amended to date, between Robeez Footwear and Mikel Rhodes.

      (d) If the Vendors' liability calculated pursuant to Section 9.14(a) is greater than the amount released to the CoC Payor by the Escrow Agent from the Change of Control Holdback pursuant to Section 9.14(b), the Purchaser shall have the right to make a claim for indemnification against the Vendors under this
Section 9.14, by providing written notice to the Vendors, for the difference plus interest at the Prime Rate from the date of such release to the date of payment, to be paid in full by the Vendors within 30 days after determination. If the Vendors' liability calculated pursuant to Section 9.14(a) is less than the amount released to the CoC Payor by the Escrow Agent from the Change of Control Holdback pursuant to Section 9.14(b), the Vendors shall have the right to make a claim against the Purchaser, by providing written notice to the Purchaser, for the difference plus interest at the Prime Rate from the date of such release to the date of payment, to be paid in full by the Purchaser within 30 days after determination.

      (e) In the event that an Applicable Income Tax Return or other income tax return relevant to the calculation of the CoC Tax Benefit is amended, assessed or reassessed as the result of an audit, litigation or other proceeding relating to Taxes, the Purchaser shall recalculate the CoC Tax Benefit and provide a notice to the Vendors setting forth the resulting increase or decrease, if any, in the Vendors' liability under this Section 9.14, and applicable payments pursuant to Section 9.14(d) shall be made within 30 days of the delivery of such notice. The provisions of this Section 9.14 shall survive and continue in full force and effect for the period commencing on the Closing Date and ending on the date expiration date of the applicable statute of limitations (including extensions thereof) with respect to the Compensation Expense Deductions.

9.15  Idealever Holdback

      For a period of one (1) year following the Closing, the Vendors shall the authority to negotiate and obtain, on behalf of Robeez Footwear and at the

Vendors' sole cost and expense, a waiver of the amounts (in this Section, the "Change of Control License Payments") payable by Robeez Footwear upon the completion of the transactions contemplated by this Agreement pursuant to
Section 7.18 of the Software License Agreement dated July 25, 2005 between Robeez Footwear and Idealever Solutions Inc. ("Idealever"). The Purchaser shall co-operate with the Vendors and Idealever with respect to such waiver, and shall sign, if requested by Idealever, an agreement to be bound by the terms of the License Agreement as contemplated by Section 7.17 of the Software License Agreement dated July 25, 2005 between Robeez Footwear and Idealever, provided such agreement to be bound is in a form reasonably acceptable to Purchaser.

      If the Vendors are able to obtain a waiver of the Change of Control License Payments within one (1) year following the Closing, the parties shall direct the Escrow Agent to release the Idealever Holdback, plus any accrued interest thereon, to the Vendors.

      If, on the first anniversary of the Closing Date the Vendors have not been able to obtain a waiver of the Change of Control License Payments or Idealever has demanded payment of the Change of Control License Payments in writing from Robeez Footwear prior to the first anniversary of the Closing Date, the parties shall direct the Escrow Agent to release the Idealever Holdback to the Purchaser to the extent necessary to satisfy the obligations of Robeez Footwear in respect of the Change of Control License Payments, and to release the balance of the Idealever Holdback, plus accrued interest thereon, if any, to the Vendors.

      Until such time as the Vendors obtain a waiver of the Change of Control License Payments from Idealever or the first anniversary of the Closing Date, whichever is earlier, the Purchaser agrees that:

     (a) neither the Purchaser nor any of its Affiliates will use the Idealever software, save and except the Robeez Group, which may continue to use the Idealever software in a manner consistent with the past practice of the Robeez Group prior to the Closing Date for the on-line marketing of Robeez products; and

     (b) neither the Purchaser nor any of its Affiliates will pay or agree to pay the Change of Control License Payments without the prior written consent of the Vendors.

      The Purchase Price set out in Section 2.2 shall be increased by the amount of the Idealever Holdback, if any, released to the Vendors pursuant to this Section.

9.16  Kenton Low Option Termination Indemnification.

      Notwithstanding any other provisions in this Agreement, the Vendors shall be responsible for and shall jointly and severally indemnify the Purchaser and Robeez Footwear for all Taxes that may become payable by Robeez Footwear as a result of the payment of any amount to Kenton Low under the Kenton Low Option Termination Agreement in excess of the amount reflected as a liability in the Closing Working Capital, including without limiting the generality of the foregoing, any Tax, interest or penalty assessed against Robeez Footwear for failure to make statutory deductions in respect of tax or other amounts with respect thereto.

                                   ARTICLE 10
                                     GENERAL

10.1  Confidentiality of Information

      Both the Vendors and the Purchaser shall maintain the confidentiality of any information received from the other in connection with the transactions contemplated by this Agreement, whether received before or after the date of this Agreement; provided that the Purchaser and Vendors shall not be restricted from disclosing any information relating to these transactions if such information is required to be disclosed under applicable law. If the transactions contemplated herein are not consummated, each shall return to the other any confidential schedules, documents or other written information obtained from the other in connection with this Agreement whether received before or after the date of this Agreement and the Purchaser agrees that, except as otherwise authorized by the Vendors, neither the Purchaser nor its representatives, agents or employees will disclose to third parties any confidential information or confidential data relating to the Robeez Group or the Business discovered by the Purchaser or its representatives as a result of the Vendors and the Robeez Group making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein.

10.2  Notices

      Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to any party shall be sufficiently given if delivered personally or by telecopier to such party:

     (a)    in the case of a notice to the Vendors:

            Sandra Wilson, WilsonCo and The Wilson Family Trust No. 1:
            2468 Berton Place, North Vancouver, British Columbia, V7H 2W8
            Facsimile:  (604) 929-1827

            Greg Garrett and The Garrett Family Trust No. 1:
            752 Sydney Avenue, Coquitlam, British Columbia, V3K 3K2
            Facsimile:  (604) 939-3104

            c/o Lorne Fingarson, The Fingarson Family Trust No. 1 and 0753831 B.C. Ltd.
            20472 - 122B Avenue, Maple Ridge, British Columbia, V2X 1B6
            Facsimile:  (604) 460-0375

            With a copy in all cases to:

            Farris, Vaughan, Wills & Murphy LLP
            700 West Georgia Street, P.O. Box 10026
            Vancouver, British Columbia  V7Y 1B3
            Attention:  Brad A. Newby
            Facsimile:  (604) 661-9349

     (b)    in the case of a notice to the Purchaser at:

            The Stride Rite Corporation
            191 Spring Street
            Lexington, Massachusetts  02421
            Attention:  David M. Chamberlain
            Facsimile:  (617) 824-6969

            With a copy to Purchaser's U.S. Counsel:

            Goodwin Procter LLP
            Exchange Place, Boston, MA 02109
            Attention:  Ettore A. Santucci
            Facsimile:  (617) 523-1231

or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this
Section 10.2. Any notice delivered to the party to whom it is addressed herein before provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if the notice is delivered after 4:00 p.m. (local time) or if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

10.3  Entire Agreement

      This Agreement and any other documents delivered pursuant to this Agreement, including the Schedules and exhibits hereto, constitutes the entire agreement between the parties with respect to the transactions herein contemplated and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties with respect thereto including, without limitation, that confidentiality agreement dated June 30, 2006 between the Purchaser and Robeez Footwear and the exclusivity letter dated July 7, 2006, as amended, between the Purchaser and Robeez Footwear, except as specifically provided or contemplated in this Agreement or any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

10.4 Tax Information

      The parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return of taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for taxes arising out of this Agreement, and each will retain and, upon request of the other, provide the other with such records or information as is relevant to such return, audit or examination or proceedings. Such assistance shall include providing copies of any relevant returns of taxes and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance. Any party in possession of records or information relating to taxes shall retain such records and information for such time as may be prescribed by any relevant legislation.

10.5 Enurement

      This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns, but shall not be assignable by any of the parties without the prior written consent of the other parties except by operation of law or by the Purchaser to any of its Affiliates in connection with the transactions contemplated by this Agreement, in which case the Purchaser shall not be relieved from its obligations hereunder and shall be jointly and severally liable with such assignee for all obligations of the Purchaser or such assignee hereunder.

10.6 Further Assurances

      The parties shall provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to give effect to the intent of this Agreement and carry out its provisions, whether before or after Closing.

10.7  Commissions, etc.

      Any fees or commissions payable to any broker, finder or investment banker or otherwise shall be the sole responsibility of the Vendors and in no circumstance shall the Robeez Group or the Purchaser or any of its affiliates pay any such amounts. The Vendors agree to indemnify and save harmless the Purchaser from and against all Losses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Vendors or any member of the Robeez Group in connection with any of the transactions contemplated hereby.

10.8 Disclosure

      Prior to any public announcement of the transaction contemplated hereby pursuant to Section 10.9, neither party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

10.9  Public Announcements

      No public announcement or press release concerning the purchase and sale of the Purchased Shares shall be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

10.10 Best Efforts

      The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, licence or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

               [The remainder of this page intentionally left blank]
10.11

Counterparts

      This Agreement may be executed in one or more counterparts, which so executed shall constitute an original and all of which together shall constitute one and the same agreement. A signed counterpart provided by way of facsimile shall be as binding upon the parties as an originally signed counterpart.

      IN WITNESS WHEREOF this Agreement has been executed by the parties.

SIGNED, SEALED and DELIVERED by      )
SANDRA WILSON in the presence of:    )
                                     )
/s/ Chelsea S. Thompson              )
-----------------------------------  )/s/ Sandra Wilson
Name                                 )------------------------------------
                                     )  SANDRA WILSON
-----------------------------------
Address                              )
                                     )
-----------------------------------
                                     )
                                     )
Occupation                           )

SIGNED, SEALED and DELIVERED by      )
GREG GARRETT  in the presence of:    )
                                     )
/s/ Chelsea S. Thompson              )
-----------------------------------  )/s/ Greg Garrett
Name                                 )------------------------------------
                                     )  GREG GARRETT
-----------------------------------
Address                              )
                                     )
-----------------------------------
                                     )
                                     )
Occupation                           )

SIGNED, SEALED and DELIVERED by      )
LORNE FINGARSON  in the presence     )
of:                                  )
                                     )
/s/ Chelsea S. Thompson              )/s/ Lorne Fingarson
-----------------------------------  )------------------------------------
Name                                 )   LORNE FINGARSON
                                     )
Address                              )
                                     )
                                     )
                                     )
Occupation








                                       0740613 B.C. LTD.


                                       By:   /s/ Sandra Wilson
                                       --------------------------------------
                                       Name:            Sandra Wilson
                                       Title:              Director


                                       0753831 B.C. LTD.


                                       By:   /s/ Lorne Fingarson
                                          -----------------------------------
                                       Name:    Lorne Fingarson
                                       Title:         Director


                                       THE WILSON FAMILY TRUST NO.1, by
                                       its Trustees


                                       By:    /s/ Sandra Wilson
                                          -----------------------------------
                                       Name:    Sandra Wilson
                                       Title:         Trustee

                                       By:    /s/ James Wilson
                                          -----------------------------------
                                       Name:    James Wilson
                                       Title:         Trustee


                                       THE GARRETT FAMILY TRUST NO. 1, by its
                                       Trustees


                                       By:     /s/ Greg Garrett
                                          -----------------------------------
                                       Name:    Greg Garrett
                                       Title:         Trustee

                                       By:     /s/ Laura Garrett
                                          -----------------------------------
                                       Name:    Laura Garrett
                                       Title:         Trustee

                                       THE FINGARSON  FAMILY TRUST NO. 1, by
                                       its Trustees


                                       By:     /s/ Lorne Fingarson
                                          -----------------------------------
                                       Name:    Lorne Fingarson
                                       Title:         Trustee

                                       By:     /s/ Patricia Fingarson
                                          -----------------------------------
                                       Name:    Patricia Fingarson
                                       Title:         Trustee

                                       THE STRIDE RITE CORPORATION


                                       By:   /s/ Charles W. Redepenning, Jr.
                                          -----------------------------------
                                       Name:    Charles W. Redepenning, Jr.
                                       Title:         Secretary



                                       STRIDE RITE CANADA LIMITED


                                       By:  /s/ Charles W. Redepenning, Jr.
                                          -----------------------------------
                                       Name:    Charles W. Redepenning, Jr.
                                       Title:         Secretary